Exhibit 4.4
SALE AND SERVICING AGREEMENT
Dated as of [          ]
among
HSBC HOME EQUITY LOAN CORPORATION I
(Depositor)
HSBC HOME EQUITY LOAN TRUST (USA) 200_-_
(Trust)
HSBC FINANCE CORPORATION
(Servicer)
[                    ]
(Administrator)
and
[                    ]
(Indenture Trustee)
HSBC Home Equity Loan Trust (USA) 200_-_

i

		Page
SECTION 3.16	Servicing Certificate	48

ARTICLE IV

[RESERVED]

ARTICLE V

PRIORITY OF PAYMENTS; STATEMENTS TO NOTEHOLDERS; RIGHTS OF NOTEHOLDERS

SECTION 5.01	Payments	52
SECTION 5.02	Calculation of LIBOR, the Formula Rate	54
SECTION 5.03	Statements to Noteholders	55

ARTICLE VI

THE SERVICER AND THE DEPOSITOR

SECTION 6.01	Liability of the Servicer and the Depositor	57
SECTION 6.02	Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor	57
SECTION 6.03	Limitation on Liability of the Servicer, the Depositor and Others	57
SECTION 6.04	Servicer Not to Resign	58
SECTION 6.05	Delegation of Duties	58

ARTICLE VII

SERVICER TERMINATION

SECTION 7.01	Servicer Termination Events	59
SECTION 7.02	Indenture Trustee to Act; Appointment of Successor	60
SECTION 7.03	Waiver of Defaults	62
SECTION 7.04	Notification to Noteholders	62

ARTICLE VIII

TERMINATION

SECTION 8.01	Termination	63

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 9.01	Amendment	65
SECTION 9.02	Recordation of Agreement	67
SECTION 9.03	Duration of Agreement	67

EXHIBITS

SCHEDULE 1	Perfection Representations, Warranties and Covenants
SCHEDULE 2	Sellers
EXHIBIT A	Home Equity Loan Schedule
EXHIBIT B	Form of Notes

     This Sale and Servicing Agreement (the “Agreement”) is entered into effective as of [           ], 200_, among HSBC Home Equity Loan Trust (USA) 200_-_, a Delaware statutory trust (the “Trust”), HSBC Home Equity Loan Corporation I, a Delaware corporation, as depositor (the “Depositor”), HSBC Finance Corporation, a Delaware corporation, as servicer (the “Servicer”), [          ], a [national banking association][[state] banking corporation], as administrator (the “Administrator”) and [          ], a [national banking association][[state] banking corporation], as Indenture Trustee on behalf of the Noteholders (in such capacity, the “Indenture Trustee”).
PRELIMINARY STATEMENT
     WHEREAS, the Trust desires to purchase from the Depositor a pool of Home Equity Loans which were acquired by the Depositor from certain sellers;
     WHEREAS, the Depositor, concurrently with the execution of this Agreement, acquired the Home Equity Loans from certain sellers pursuant to the Home Equity Loan Purchase Agreement;
     WHEREAS, the Servicer is willing to service such Home Equity Loans in accordance with the terms of this Agreement;
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.
     Accrual Period: As to each Payment Date after the initial Payment Date, the period from and including the Payment Date in the month immediately preceding the month in which the Payment Date occurs and ending on and including the day immediately preceding the current Payment Date. As to the initial Payment Date, the period beginning on the Closing Date and ending on the day immediately preceding the initial Payment Date.
     Additional Principal Reduction Amount: As to any Payment Date, the outstanding Pool Balance as of the first day of the related Collection Period less the sum of (x) the outstanding Pool Balance as of the last day of the related Collection Period and (y) the Principal Collections for such Payment Date.
     Administrator: [          ], a [national banking association][[state] banking corporation], as Administrator (including its role as Note Registrar and Paying Agent) under the Indenture and the other Transaction Documents to which it is a party, or any successor administrator under the Indenture appointed in accordance with such agreement.

S-

     Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.
     Agreement: This Sale and Servicing Agreement and all amendments hereof and supplements hereto.
     Appraised Value: As to any Home Equity Loan, the appraised value of the related Mortgaged Property based upon the appraisal used by the applicable Seller at the time of origination of such Home Equity Loan (or any mortgage loan made by the Seller on the Mortgaged Property that the Home Equity Loan replaced); provided that if the Home Equity Loan was originated simultaneously with or not more than 12 months after another mortgage was placed on the related Mortgaged Property, the lesser of the Appraised Value at origination of the other mortgage and the sales price, if any, of the related Mortgaged Property.
     Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Indenture Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Home Equity Loans secured by Mortgaged Properties located in the same jurisdiction.
     Auction Date: As defined in Section 8.01(c).
     Available Funds Cap: With respect to any Payment Date, a per annum rate equal to the product of (x) the weighted average of the Net Loan Rates of each Home Equity Loan, in each case outstanding as of the first day of the related Collection Period, and (y) a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related Accrual Period.
     Available Payment Amount: As to any Payment Date, the sum, without duplication, of all amounts described in clauses (i) through (iii), inclusive, of Section 3.02(b) received by the Servicer with respect to the related Collection Period and deposited in the Collection Account.
     BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.
     Book-Entry Note: Any Note registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions or trust companies in the State of New York or Illinois are required or authorized by law to be closed.
     Charge Off Amount: As to any Charged Off Home Equity Loan and Collection Period, an amount equal to the amount of the Principal Balance that the Servicer has charged off on its servicing records during such Collection Period.
     Charged Off Home Equity Loan: A defaulted Home Equity Loan that is not a Liquidated Home Equity Loan and as to which (i) collection procedures are ongoing and (ii) the Servicer has charged off all or a portion of the related Principal Balance.
     Class: Any of the Class [A-1], Class [A-2], Class [M-1] or Class [M-2] Notes.
     Class [A-1] Formula Rate: With respect to the Class [A-1] Notes and any Accrual Period, a per annum rate equal to LIBOR plus ___%.
     Class [A-1] Note: Any Note designated as a Class [A-1] Note on the face thereof, substantially in the form of Exhibit B hereto.
     Class [A-1] Noteholder: A Holder of a Class [A-1] Note.
     Class [A-1] Note Rate: With respect to any Payment Date and Accrual Period, a per annum rate equal to the lesser of (i) the Class [A-1] Formula Rate and (ii) the Available Funds Cap for such Payment Date.
     Class [A-1] Supplemental Interest Amount: As of any Payment Date, the sum of (i) the excess, if any, of (a) interest accrued on the Class [A-1] Notes during the related Collection Period at the Class [A-1] Formula Rate over (b) interest due on the Class [A-1] Notes at the Class [A-1] Note Rate, (ii) any Class [A-1] Supplemental Interest Amount remaining unpaid from prior Payment Dates and (iii) interest on the amount in clause (ii) at the Class [A-1] Formula Rate.
     Class [A-2] Formula Rate: With respect to the Class [A-2] Notes and any Accrual Period, a per annum rate equal to LIBOR plus ___%.
     Class [A-2] Note: Any Note designated as a Class [A-2] Note on the face thereof, substantially in the form of Exhibit B hereto.
     Class [A-2] Noteholder: A Holder of a Class [A-2] Note.
     Class [A-2] Note Rate: With respect to any Payment Date and Accrual Period, a per annum rate equal to the lesser of (i) the Class [A-2] Formula Rate and (ii) the Available Funds Cap for such Payment Date.
     Class [A-2] Supplemental Interest Amount: As of any Payment Date, the sum of (i) the excess, if any, of (a) interest accrued on the Class [A-2] Notes during the related Collection Period at the Class [A-2] Formula Rate over (b) interest due on the Class [A-2] Notes at the

Class [A-2] Note Rate, (ii) any Class [A-2] Supplemental Interest Amount remaining unpaid from prior Payment Dates and (iii) interest on the amount in clause (ii) at the Class [A-2] Formula Rate.
     Class [M-1] Formula Rate: With respect to the Class [M-1] Notes and any Accrual Period, a per annum rate equal to LIBOR plus ___%.
     Class [M-1] Note: Any Note designated as a Class [M-1] Note on the face thereof, substantially in the form of Exhibit B hereto.
     Class [M-1] Noteholder: A Holder of a Class [M-1] Note.
     Class [M-1] Note Rate: With respect to any Payment Date and Accrual Period, a per annum rate equal to the lesser of (i) the Class [M-1] Formula Rate and (ii) the Available Funds Cap for such Payment Date.
     Class [M-1] Supplemental Interest Amount: As of any Payment Date, the sum of (i) the excess, if any, of (a) interest accrued on the Class [M-1] Notes during the related Collection Period at the Class [M-1] Formula Rate over (b) interest due on the Class [M-1] Notes at the Class [M-1] Note Rate, (ii) any Class [M-1] Supplemental Interest Amount remaining unpaid from prior Payment Dates and (iii) interest on the amount in clause (ii) at the Class [M-1] Formula Rate.
     Class [M-2] Formula Rate: With respect to the Class [M-2] Notes and any Accrual Period, a per annum rate equal to LIBOR plus ___%.
     Class [M-2] Note: Any Note designated as a Class [M-2] Note on the face thereof, substantially in the form of Exhibit B hereto.
     Class [M-2] Noteholder: A Holder of a Class [M-2] Note.
     Class [M-2] Note Rate: With respect to any Payment Date and Accrual Period, a per annum rate equal to the lesser of (i) the Class [M-2] Formula Rate and (ii) the Available Funds Cap for such Payment Date.
     Class [M-2] Supplemental Interest Amount: As of any Payment Date, the sum of (i) the excess, if any, of (a) interest accrued on the Class [M-2] Notes during the related Collection Period at the Class [M-2] Formula Rate over (b) interest due on the Class [M-2] Notes at the Class [M-2] Note Rate, (ii) any Class [M-2] Supplemental Interest Amount remaining unpaid from prior Payment Dates and (iii) interest on the amount in clause (ii) at the Class [M-2] Formula Rate.
     Closing Date: [          ].
     Code: The Internal Revenue Code of 1986, as amended from time to time, and any Treasury Regulations promulgated thereunder.

     Collection Account: The custodial account or accounts created and maintained for the benefit of the Noteholders and the Ownership Interest pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.
     Collection Period: As to any Payment Date and Home Equity Loan, the calendar month immediately preceding the month in which such Payment Date occurs, except that with respect to the initial Payment Date, the Collection Period is the period from the Cut-Off Date to and including [ ].
     Combined Exposure: As defined in Section 3.04.
     Combined Loan-to-Value Ratio or CLTV: As to each Home Equity Loan, a ratio, expressed as a percentage, the numerator of which is the sum of (a) the original Principal Balance of the Home Equity Loan and (b) the aggregate unpaid principal balance, at the time of origination of the Home Equity Loan, of all other mortgage loans, if any, secured by liens senior to that Home Equity Loan on the related Mortgaged Property, and the denominator of which is the Appraised Value of the Mortgaged Property.
     Corporate Trust Office: As defined in the Indenture.
     Cumulative Loss Percentage: As to any Payment Date on or after the Stepdown Date, the fraction (expressed as a percentage) obtained by dividing (i) the Cumulative Realized Losses for the related Collection Period, by (ii) the Cut-Off Date Pool Balance.
     Cumulative Loss Percentage Trigger: As to any Payment Date on or after the Stepdown Date, means (i) for the [                    ] Payment Date through the [                    ] Payment Date, ___%; (ii) for the [                    ] Payment Date through the [                    ] Payment Date, ___%; (iii) for the [                    ] Payment Date through the [                    ] Payment Date, ___%; and for the [                    ] Payment Date and each Payment Date thereafter, ___%.
     Cumulative Realized Losses: With respect to the Home Equity Loans and any Collection Period, an amount equal to the excess, if any, of (a) the sum of the aggregate Realized Losses on the Home Equity Loans from the Cut-Off Date through the last day of such Collection Period over (b) the sum of any Recovered Charge Off Amounts on the Home Equity Loans from the Cut-Off Date through the last day of such Collection Period.
     Current Interest: As to any Class of Notes and any Payment Date, the interest accrued at the applicable Note Rate during the applicable Accrual Period, in each case on the aggregate Note Principal Amount of such Class of Notes as of the beginning of the Accrual Period.
     Cut-Off Date: As to a Home Equity Loan, the close of business [          ].
     Cut-Off Date Pool Balance: The aggregate of the Cut-Off Date Principal Balances of the Home Equity Loans.
     Cut-Off Date Principal Balance: As to any Home Equity Loan, the unpaid principal balance thereof as of the Cut-Off Date or, as to any Eligible Substitute Home Equity Loan, as of the date of substitution of such Eligible Substitute Home Equity Loan.

     Defective Home Equity Loan: Any Home Equity Loan subject to repurchase or substitution pursuant to Section 2.02 or 2.04.
     Definitive Notes: As defined in the Indenture.
     Deposit Account Control Agreement: The Deposit Account Control Agreement dated as of [          ] among the Issuer, the Indenture Trustee and the Administrator.
     Deposit Date: As to any Payment Date, the Business Day immediately preceding such Payment Date.
     Deposit Event: The lowering of the Servicer’s short-term debt rating below “[P-1]” by Moody’s, “[A-1]” by Standard & Poor’s or “[F1]” by Fitch or any time at which HSBC Finance shall cease to be the Servicer.
     Depositor: HSBC Home Equity Loan Corporation I, a Delaware corporation.
     Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of Notes evidencing $[          ] in initial aggregate principal amount of the Class [A-1] Notes, $[          ] in initial aggregate principal amount of the Class [A-2] Notes, $[          ] in initial aggregate principal amount of the Class [M-1] Notes and $[          ] in initial aggregate principal amount of the Class [M-2] Notes. The Depository shall at all times be a “clearing corporation” as defined in Section 8 102(a)(5) of the UCC of the State of New York.
     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.
     Determination Date: As to any Payment Date, the second Business Day prior to such Payment Date.
     EDGAR: The SEC’s Electronic Data Gathering, Analysis and Retrieval system.
     Electronic Ledger: The electronic master record of home equity loans (including the Home Equity Loans) maintained by the Servicer.
     Eligible Account: An account that is either (i) maintained with a depository institution whose short-term debt obligations at the time of any deposit therein are rated in the highest short-term debt rating category by the Rating Agencies, (ii) an account or accounts maintained with a depository institution with a long-term unsecured debt rating by each Rating Agency that is at least investment grade, provided that the deposits in such account or accounts are fully insured by either the BIF or the SAIF, (iii) a segregated trust account maintained on the corporate trust side with the Indenture Trustee in its fiduciary capacity or the Administrator in its capacity as administrator, or (iv) an account otherwise acceptable to each Rating Agency, as evidenced by a letter to such effect from each such Rating Agency to the Indenture Trustee and the Administrator, without reduction or withdrawal of the then-current ratings of any Class of Notes.

     Eligible Substitute Home Equity Loan: A Home Equity Loan substituted by the Depositor or the Servicer for a Defective Home Equity Loan pursuant to Section 2.02(a) or 2.04, which on the date of such substitution must
     (i) have a Principal Balance not substantially greater or less than the Principal Balance of such Defective Home Equity Loan;
     (ii) have a current Loan Rate of not less than the Loan Rate of the Defective Home Equity Loan and not more than 500 basis points in excess thereof;
     (iii) have a (A) remaining term to maturity not more than six months earlier or later than the remaining term to maturity of the Defective Home Equity Loan and (B) maturity date not later than the last day of the Collection Period immediately preceding the month in which the Final Scheduled Payment Date occurs;
     (iv) comply with the representations and warranties set forth in Section 2.04(b), to the extent such representations and warranties do not pertain exclusively to the Home Equity Loans transferred on the Closing Date;
     (v) have a Combined Loan-to-Value Ratio that is not greater than the Combined Loan-to-Value Ratio of the Defective Home Equity Loan as of the date of origination of such Defective Home Equity Loan;
     (vi) have a lien position at least equal to the lien position of the Mortgage relating to the Defective Home Equity Loan; and
     (vii) be the obligation of a Mortgagor whose credit profile is substantially similar to that of the Mortgagor under the Defective Home Equity Loan;
provided, however, that with respect to (i) through (vii) above, a home equity loan may qualify as an Eligible Substitute Home Equity Loan if each of the Rating Agencies confirms such substitution.
     ERISA: The Employee Retirement Income Security Act of 1974, as amended.
     Event of Default: As defined in the Indenture.
     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Extra Principal Payment Amount: As to any Payment Date, the lesser of (x) the Monthly Excess Cashflow for such Payment Date and (y) the Interim Overcollateralization Deficiency, if any, for such Payment Date.
     Fannie Mae: Fannie Mae, formerly known as The Federal National Mortgage Association, or any successor thereto.
     FDIC: The Federal Deposit Insurance Corporation and any successor thereto.
     Final Scheduled Payment Date: With respect to the Notes, the Payment Date occurring in [          ].
     Fitch: Fitch, Inc., or its successor in interest.
     Foreclosure Profit: As to any Liquidated Home Equity Loan, the amount, if any, by which Net Liquidation Proceeds exceeds the sum of (i) the Principal Balance thereof immediately prior to the final recovery of its Liquidation Proceeds, (ii) accrued and unpaid interest (including imputed interest on REO) at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds and (iii) the sum of all related Charge Off Amounts.
     Form 8-K: A current report pursuant to Section 13 or 15(d) of the Exchange Act.
     Formula Rate: Any of the Class [A-1] Formula Rate, the Class [A-2] Formula Rate, the Class [M-1] Formula Rate or the Class [M-2] Formula Rate, as the context requires.
     Home Equity Loan: Such of the home equity loans (together with the related Mortgage Notes and Mortgages) transferred and assigned to the Trust pursuant to Section 2.01 and pursuant to the Transfer Agreement together with the Related Documents, as from time to time are held as a part of the Trust, the home equity loans originally so held being identified in the Home Equity Loan Schedule delivered on the Closing Date. As applicable, the term Home Equity Loan shall be deemed to refer to the Mortgaged Property that has been converted to ownership by the Servicer prior to the final recovery of related Liquidation Proceeds.
     Home Equity Loan Purchase Agreement: The home equity loan purchase agreement dated [           ] between the Depositor and the Sellers pursuant to which the Sellers convey to the Depositor all of their right, title and interest in and to the unpaid Principal Balances of the Home Equity Loans, including all interest and principal payments in respect thereof received on or after the Cut-Off Date, and certain other rights with respect to the collateral supporting the Home Equity Loans.
     Home Equity Loan Schedule: As to any date, the schedule of Home Equity Loans, including any Eligible Substitute Home Equity Loans, included in the Trust on such date. The initial Home Equity Loan Schedule is the schedule delivered by the Depositor to the Indenture Trustee on the Closing Date and delivered as Exhibit A hereto, which schedule may be in the form of a computer file or an electronic or magnetic tape and sets forth as to each Home Equity Loan (i) the account number, (ii) the Principal Balance, (iii) the Loan Rate, (iv) the lien position of the related Mortgage and (v) the CLTV. The Home Equity Loan Schedule will be amended from time to time to reflect the removal of Home Equity Loans and the addition of any Eligible Substitute Home Equity Loans to the Trust, and when so amended shall include the information set forth above with respect to each Eligible Substitute Home Equity Loan as of its related date of substitution.
     HSBC Finance: HSBC Finance Corporation, a Delaware corporation, and its successors.
     Indenture: The Indenture dated [          ] between the Issuer, the Indenture Trustee, the Owner Trustee and the Administrator.
     Indenture Trustee: [          ], a [banking association] organized under the laws of the [United States], as Indenture Trustee under the Indenture or any successor indenture trustee under the Indenture appointed in accordance with such agreement.
     Initial Home Equity Loan: Each Home Equity Loan transferred and assigned to the Trust on the Closing Date.
     Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Home Equity Loan, or by the Servicer pursuant to the last sentence of Section 3.04, net of any component thereof covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such Insurance Proceeds and exclusive of any portion thereof that is applied to the restoration or repair of the related Mortgaged Property, released to the Mortgagor in accordance with the Servicer’s normal servicing procedures or required to be paid to any holder of a mortgage senior to such Home Equity Loan.
     Interest Carry Forward Amount: As to each Class of Notes and any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of the Current Interest and the Interest Carry Forward Amount for such Class of Notes as of the immediately preceding Payment Date exceeded (ii) the amount of the actual payments in respect to such amounts made to such Class of Notes on such preceding Payment Date plus (y) interest on such amount calculated for the related Accrual Period at the related Note Rate.
     Interest Collections: As to any Payment Date, the sum, without duplication, of:
     (i) the portion allocable to interest of all scheduled monthly payments on the Home Equity Loans received during the related Collection Period;
     (ii) all Net Liquidation Proceeds actually collected by the Servicer during the related Collection Period (to the extent such Net Liquidation Proceeds relate to interest);
     (iii) the interest portion of the Purchase Price for any Home Equity Loan repurchased from the Trust pursuant to the terms of this Agreement during the related Collection Period;
     (iv) the interest portion of all Substitution Adjustment Amounts with respect to the related Collection Period;

     (v) the interest portion of all other unscheduled collections on the Home Equity Loans received by the Servicer during the related Collection Period, to the extent not previously distributed; and
     (vi) the interest portion of all Insurance Proceeds on any Home Equity Loan collected by the Servicer during the related Collection Period.
     Interim Overcollateralization Amount: As to any Payment Date, the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) (i) the aggregate Note Principal Amount of all Classes of Notes (before taking into account any payments of principal on such Payment Date) less (ii) the sum of (x) the Principal Collections for such Payment Date, (y) the Additional Principal Reduction Amount to be paid with respect to such Payment Date and (z) the Principal Carry Forward Amount for each Class of Notes to be paid with respect to such Payment Date.
     Interim Overcollateralization Deficiency: As to any Payment Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Payment Date over (y) the Interim Overcollateralization Amount for such Payment Date.
     Issuer: HSBC Home Equity Loan Trust (USA) 200     -     .
     LIBOR: The per annum rate established by the Administrator in accordance with Section 5.02.
     LIBOR Business Day: Any day on which dealings in United States dollars are transacted in the London interbank market.
     LIBOR Determination Date: As to any Payment Date, the second LIBOR Business Day before the first day of the related Accrual Period.
     Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.
     Liquidated Home Equity Loan: As to any Payment Date, any Home Equity Loan in respect of which the Servicer has determined as of the end of the related Collection Period that all Liquidation Proceeds which it expects to recover on such Home Equity Loan have been recovered (exclusive of any possibility of a deficiency judgment but including any recoveries of Charge Off Amounts or accrued or imputed interest including, but not limited to, recoveries related to walks (i.e., instances where the Mortgagor has voluntarily vacated the Mortgaged Property) or short sales).

     Liquidation Expenses: Out-of-pocket expenses (exclusive of overhead) that are incurred by the Servicer in connection with the liquidation of any Home Equity Loan and not recovered under any insurance policy, such expenses including, without limitation, reasonable legal fees and expenses, any unreimbursed amount expended pursuant to Section 3.06 (including, without limitation, amounts advanced to correct defaults on any mortgage loan that is senior to such Home Equity Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Home Equity Loan) with respect to the related Home Equity Loan and any related and unreimbursed expenditures for real estate property taxes, mechanic’s liens, title perfection, property management or for property restoration, preservation or insurance against loss or damage.
     Liquidation Proceeds: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Home Equity Loan, whether through trustee’s sale, foreclosure sale or otherwise, including, but not limited to, walks (i.e., instances where the Mortgagor has voluntarily vacated the Mortgaged Property) and short sales.
     Loan Rate: As to any Home Equity Loan and day, the per annum rate of interest applicable under the related Mortgage Note to the calculation of interest for such day on the Principal Balance (adjusted as required by the Relief Act and/or any other federal, state or local legislation or regulation).
     Majority Noteholder: The Holder or Holders of Notes representing at least 51% of the aggregate Note Principal Amount of the Notes.
     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
     MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.
     MIN: The Mortgage Identification Number for Home Equity Loans registered with MERS on the MERS® System.
     Monthly Excess Cashflow: As to any Payment Date, the excess, if any, of (i) Net Interest Collections received during the related Collection Period over (ii) the sum of (x) the Current Interest plus the Interest Carry Forward Amount, if any, for each Class of Notes for such Payment Date (after taking into account all payments of interest on such Payment Date), (y) the Additional Principal Reduction Amount for such Payment Date and (z) the Principal Carry Forward Amount for each Class of Notes for such Payment Date, if any.
     Monthly Payment Statement: As defined in Section 5.03.
     Moody’s: Moody’s Investors Service, Inc., or any successor thereto.
     Mortgage: The mortgage, deed of trust or other instrument creating a first, second or third lien on an estate in fee simple interest in real property securing a Home Equity Loan.

     Mortgage File: The mortgage documents (including without limitation the related Mortgage Note) listed in Section 2.01 pertaining to a particular Home Equity Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement, which documents may be physical documents or, pursuant to the terms of Section 2.01, may be optical images or other representations thereof.
     Mortgage Note: As to a Home Equity Loan, the mortgage note or other evidence of indebtedness under which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage.
     Mortgaged Property: The underlying property securing a Home Equity Loan.
     Mortgagor: The obligor or obligors under a Mortgage.
     Net Interest Collections: As to any Payment Date:
     (i) Interest Collections received during the related Collection Period; less
     (ii) prior to the [          ] Payment Date only if HSBC Finance or one of its Affiliates is not the Servicer, and on or after the [          ] Payment Date regardless of whether HSBC Finance or one of its Affiliates is the Servicer, the Servicing Fee for the related Collection Period; plus
     (iii) Recovered Charge Off Amounts actually collected by the Servicer during the related Collection Period; plus
     (iv) to the extent advanced by the Servicer pursuant to Section 3.01(f) and not previously distributed, the amount of any Skip-A-Pay Advance deposited by the Servicer into the Collection Account with respect to such Payment Date; less
     (v) the amount of any Skip-A-Pay Reimbursement Amount withdrawn by the Servicer from the Collection Account with respect to such Payment Date.
     Net Liquidation Proceeds: As to any Liquidated Home Equity Loan, an amount equal to the excess, if any, of (x) Liquidation Proceeds over (y) Liquidation Expenses.
     Net Loan Rate: As to any Home Equity Loan, the Loan Rate less the Servicing Fee Rate.
     Note: Any Class [A-1], Class [A-2], Class [M-1] or Class [M-2] Note.
     Note Owner: The Person who is the beneficial owner of a Book-Entry Note.
     Note Principal Amount: As to any Note and any date of determination, (a) the Original Note Principal Amount of such Note less (b) the aggregate of amounts paid as principal to the Holder of such Note on previous Payment Dates pursuant to Section 5.01 hereto.
     Note Rate: Any of the Class [A-1] Note Rate, the Class [A-2] Note Rate, the Class [M-1] Note Rate or the Class [M-2] Note Rate, as the context requires.

     Note Register and Note Registrar: As defined in the Indenture.
     Noteholder or Holder: The Person in whose name a Note is registered in the Note Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement or the Indenture, (x) any Note registered in the name of the Depositor, the Servicer or any Person actually known to a Responsible Officer to be an Affiliate of the Depositor or the Servicer and (y) any Note for which the Depositor, the Servicer or any Person actually known to a Responsible Officer to be an Affiliate of the Depositor or the Servicer is the Note Owner shall be deemed not to be outstanding (unless to the actual knowledge of a Responsible Officer (i) the Servicer or the Depositor, or such Affiliate, is acting as trustee or nominee for a Person who is not an Affiliate of the Depositor or the Servicer and who makes the voting decision with respect to such Note or (ii) the Depositor, or the Servicer, or such Affiliate, is the Note Owner of all the Notes) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.
     Officer’s Certificate: A certificate signed by the President, an Executive Vice President, a Senior Vice President, a Vice President, an Assistant Vice President, the Treasurer, Assistant Treasurer, Controller or Assistant Controller of the Servicer or the Depositor, as the case may be.
     Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Indenture Trustee or the Administrator, as the case may be, who may be in-house counsel for the Servicer (or its Affiliate).
     Original Note Principal Amount: With respect to each Class of Notes, the amount set forth below:

Original Note Principal
Class	Amount
[A-1	$[ ]
A-2	$[ ]
M-1	$[ ]
M-2]	$[ ]
     Overcollateralization Amount: As to any Payment Date, the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) the aggregate Note Principal Amount of the Notes calculated after taking into account all payments in respect of principal on such Payment Date.
     Overcollateralization Release Amount: As to any Payment Date, the amount (but not in excess of Principal Collections for such Payment Date) equal to the excess, if any, of (i) the Interim Overcollateralization Amount over (ii) the Targeted Overcollateralization Amount.
     Owner Trustee: [          ], as owner trustee under the Trust Agreement, and any successor owner trustee under the Trust Agreement appointed in accordance with the terms thereof.

     Ownership Interest: As defined in the Trust Agreement.
     Paying Agent: Any paying agent appointed pursuant to the Indenture.
     Payment Date: The [20]th day of each month or, if such day is not a Business Day, then the next Business Day, beginning in [          ].
     Percentage Interest: As to any Class of Notes, the percentage obtained by dividing the principal denomination of such Note by the aggregate of the principal denominations of all Notes of such Class.
     Perfection Representations: The representations, warranties and covenants set forth in Schedule 1 attached hereto.
     Permitted Investments: One or more of the following (excluding any callable investments purchased at a premium):
     (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;
     (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the date of acquisition rated by each Rating Agency in its highest short-term rating category (which is “F1+” for Fitch, “A-1+” for Standard & Poor’s and “P-1” for Moody’s);
     (iii) certificates of deposit, time deposits and bankers’ acceptances (which, if Moody’s is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of Moody’s, Standard & Poor’s and Fitch in its highest unsecured short-term debt rating category;
     (iv) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Fitch, Standard & Poor’s and Moody’s in their highest short-term rating categories;
     (v) short term investment funds sponsored by any bank, trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Fitch, Standard & Poor’s and Moody’s in their respective highest rating category for long-term unsecured debt, or any other short-term investment fund the funds in which are invested in securities rated in the highest rating category by Fitch, Standard & Poor’s and Moody’s and which mature on demand or prior to the next Payment Date;
     (vi) interests in any money market fund or mutual fund which at the date of acquisition has a rating of “Aaa” by Moody’s, “AAA” by Fitch, if rated by Fitch, and “AAA” (or “AAAm” or “AAAm-G” with respect to money market funds) by Standard & Poor’s or such lower rating as will not result in the qualification, downgrading or withdrawal of the then current rating assigned to any Class of Notes by each Rating Agency; and
     (vii) other obligations or securities that are indebtedness in registered form for U.S. federal income tax purposes and that are reasonably acceptable to each Rating Agency as a Permitted Investment hereunder and will not result in a reduction in the then-current rating of any Class of Notes, as evidenced by a confirmation or letter to such effect from such Rating Agency;
provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument if such interest and principal payments provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.
     Person: Any individual, corporation, partnership, joint venture, limited partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.
     Pool Balance: With respect to any date of determination, the aggregate of the Principal Balances of all Home Equity Loans as of such date.
     Preferred Stock: As defined in Section 9.14.
     Principal Balance: As to any Home Equity Loan (other than a Liquidated Home Equity Loan) and date, the related Cut-Off Date Principal Balance, minus the sum of (x) all collections credited against the principal balance of such Home Equity Loan in accordance with the terms of the related Mortgage Note and (y) any related Charge Off Amounts credited against the principal balance of such Home Equity Loan prior to such date. For purposes of this definition, a Liquidated Home Equity Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Home Equity Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.
     Principal Carry Forward Amount: As to any Class of Notes and any Payment Date, the amount, if any, by which (a) the amounts payable to such Class pursuant to Section 5.01(a) (iv), (v) and (vi) (with respect to the Class [A-1] Notes), Section 5.01(a) (vii), (viii) and (ix) (with respect to the Class [A-2] Notes), Section 5.01(a) (x), (xi) and (xii) (with respect to the Class [M-1] Notes) or Section 5.01(a) (xiii), (xiv) and (xv) (with respect to the Class [M-2] Notes), as applicable, as of the preceding Payment Date exceeded (b) the amount of the actual payments made to such Class on such prior Payment Date pursuant to such sections, as applicable.
     Principal Collections: As to any Payment Date, the sum, without duplication, of:
     (i) the principal portion of all scheduled monthly payments on the Home Equity Loans received by the Servicer during the related Collection Period;
     (ii) the principal portion of the Purchase Price for any Home Equity Loan repurchased from the Trust pursuant to the terms of this Agreement during the related Collection Period;
     (iii) the principal portion of all Substitution Adjustment Amounts with respect to the related Collection Period;
     (iv) all Net Liquidation Proceeds allocable to principal (excluding Foreclosure Profits and Recovered Charge Off Amounts) actually received by the Servicer during the related Collection Period;
     (v) the principal portion of all other unscheduled collections on Home Equity Loans received by the Servicer during the related Collection Period (including, without limitation full and partial prepayment of principal made by the Mortgagors), to the extent not previously paid; and
     (vi) the principal portion of all Insurance Proceeds on any Home Equity Loan collected by the Servicer during the related Collection Period.
     Principal Payment Amount: As to any Payment Date, (i) the Principal Collections for such Payment Date minus (ii) for Payment Dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.
     Prospectus Supplement: The Prospectus Supplement, dated [                     ___], 200[_], relating to the Notes.
     Purchase Price: As to any Home Equity Loan purchased from the Trust on any date pursuant to Section 2.02, 2.04, 3.01 or 8.01, an amount equal to the sum of (i) the Principal Balance thereof plus any related Charge Off Amount as of the end of the related Collection Period preceding the date of repurchase, (ii) accrued and unpaid interest as of the end of such Collection Period and (iii) any costs and damages incurred by the Trust with respect to such Home Equity Loan in connection with any violation by such Home Equity Loan of any “predatory” or “abusive” lending laws.
     Rating Agencies: Moody’s, Standard & Poor’s and Fitch. If such agency or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical credit rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee and the Administrator. References herein to the highest short term unsecured rating category of a Rating Agency shall mean “P-1” or better in the case of Moody’s, “A-1+” or better in the case of Standard & Poor’s and “F1+” in the case of Fitch and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Fitch and Standard & Poor’s and “Aaa” in the case of Moody’s and in the case of any other Rating Agency, such equivalent rating.
     Realized Loss: With respect to any (i) Charged Off Home Equity Loan and any Collection Period (other than the Collection Period in which all or a portion of such Charged Off Home Equity Loan becomes a Liquidated Home Equity Loan), the related Charge Off Amount and (ii) Liquidated Home Equity Loan, the excess of the related Principal Balance at the end of the related Collection Period in which such Home Equity Loan became a Liquidated Home Equity Loan over the related Net Liquidation Proceeds.
     Record Date: As to any Payment Date, the Business Day immediately preceding such Payment Date; provided, however, that if any Notes become Definitive Notes, the Record Date for such Notes will be the last Business Day of the month immediately preceding the month in which the related Payment Date occurs.
     Recovered Charge Off Amount: As to any Home Equity Loan that became a Liquidated Home Equity Loan during a Collection Period, the amount, if any, by which (i) the related Net Liquidation Proceeds exceed (ii) its Principal Balance immediately prior to foreclosure plus unpaid interest thereon, up to an amount equal to the related Charge Off Amounts, to the extent not previously recovered. As to any Charged Off Home Equity Loan and any Collection Period (other than the Collection Period in which all or a portion of such Charged Off Home Equity Loan becomes a Liquidated Home Equity Loan), an amount equal to the recovery of any prior Charge Off Amount, to the extent collected by the Servicer, or deposited by the Servicer or Depositor pursuant to Section 2.02 or 2.04, during any Collection Period, to the extent not previously recovered.
     Regulation AB: Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.110-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,106, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.
     Related Documents: As defined in Section 2.01(c).
     REO: A Mortgaged Property that is acquired by the Trust in a foreclosure or by grant of deed in lieu of foreclosure.
     Required Excess Cashflow: As to any Payment Date, means [2.50]%, divided by 12, multiplied by the Pool Balance as of the first day of the related Collection Period.
     Responsible Officer: With respect to the Indenture Trustee or the Administrator, any officer assigned to the corporate trust group (or any successor thereto), including any vice president, assistant vice president, trust officer, assistant secretary or any other officer of the Indenture Trustee or the Administrator, as the case may be, customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Agreement. When used with respect to any Seller or the Servicer, the President or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or any Secretary or Assistant Secretary.
     SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.
     SEC: The U.S. Securities and Exchange Commission.
     Sellers: The sellers set forth in Schedule 2 attached hereto.
     Servicer: HSBC Finance, or its successor in interest, or any successor servicer appointed as herein provided.
     Servicer Termination Events: As defined in Section 7.01.
     Servicing Certificate: A certificate completed by and executed on behalf of the Servicer in accordance with Section 3.16.
     Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as the same may be from time to time amended.
     Servicing Fee: The fee payable to the Servicer pursuant to Section 3.09, equal to 1/12th of the Servicing Fee Rate for each Home Equity Loan in the Home Equity Loan Schedule multiplied by the outstanding Principal Balance of such Home Equity Loan as of the first day of the related Collection Period, except with respect to the first calendar month in which the fee payable shall be multiplied by a fraction the numerator of which is the number of days from the Cut-Off Date to the last day of the calendar month in which the Cut-Off Date occurs and the denominator of which is 360.
     Servicing Fee Rate: A rate equal to [0.50]% per annum.
     Servicing Officer: Any officer of the Servicer or other individual designated by an officer of the Servicer involved in, or responsible for, the administration and servicing of the Home Equity Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee and the Administrator on the Closing Date by the Servicer, as such list may be amended from time to time.
     Settlement Agreement: The consent decrees entered into between Household International Inc. and participating States (and agencies of such States) in accordance with the agreement reached between Household International Inc. and a multi-state working group of state attorneys general and regulatory agencies, which became effective on January 19, 2003 and reflected in the Specified Filing.
     Skip-A-Pay Advance: For any Collection Period in which the Servicer has elected to defer a scheduled monthly interest and principal payment on any Home Equity Loan that is not in default or (in the judgment of the Servicer) for which a default is not imminent, means the positive result, if any, of the Required Excess Cashflow on the related Payment Date, minus the Monthly Excess Cashflow on the related Payment Date. For the avoidance of doubt, if the result of the foregoing calculation is not a positive number, the Skip-A-Pay Advance for the related Collection Period shall be zero.
     Skip-A-Pay Reimbursement Amount: As of any Payment Date means, the positive result, if any, of the Monthly Excess Cashflow on such Payment Date, minus the Required Excess Cashflow on such Payment Date.
     Specified Filing: The filing by Household International Inc. with the S.E.C. on Form 8-K dated October 11, 2002.
     Standard & Poor’s: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.
     Stepdown Date: The later to occur of (a) the Payment Date in [          ] and (b) the first Payment Date on which the Pool Balance has been reduced to 50.00% of the Cut-Off Date Pool Balance.
     Subsequent Cut-Off Date: As to each Eligible Substitute Home Equity Loan, the close of business on the day designated as the “Subsequent Cut-Off Date” with respect to the Eligible Substitute Home Equity Loan.
     Subservicer: As to each Home Equity Loan, the related Seller that sold such Home Equity Loan to the Depositor pursuant to the Home Equity Loan Purchase Agreement.
     Substitution Adjustment Amount: As to any Defective Home Equity Loan and the date on which a substitution thereof occurs pursuant to Sections 2.02 or 2.04, the sum of:
     (i) the excess, if any, of (a) the Principal Balance of such Defective Home Equity Loan plus any related Charge Off Amount as of the end of the related Collection Period preceding the date of substitution (after the application of any principal payments received on such Defective Home Equity Loan on or before the date of the substitution of the applicable Eligible Substitute Home Equity Loan or Loans) over (b) the aggregate Principal Balance of the applicable Eligible Substitute Home Equity Loan or Loans, plus
     (ii) accrued and unpaid interest to the end of such Collection Period computed on a daily basis at the Net Loan Rate on the Principal Balance of such Defective Home Equity Loan outstanding from time to time, plus
     (iii) any costs, expenses and damages incurred by the Trust resulting from any violation of any “predatory” or “abusive” lending laws” in connection with such Home Equity Loan.

     Supplemental Interest Amount: The Class [A-1] Supplemental Interest Amount, Class [A-2] Supplemental Interest Amount, Class [M-1] Supplemental Interest Amount or Class [M-2] Supplemental Interest Amount, as applicable.
     Targeted Overcollateralization Amount: As to any Payment Date, (x) prior to the Stepdown Date, [     ]% of the Cut-Off Date Pool Balance, and (y) on and after the Stepdown Date and on which a Trigger Event is not in effect, the greater of (i) [     ]% of the Pool Balance as of the last day of the related Collection Period and (ii) [     ]% of the Cut-Off Date Pool Balance. If a Trigger Event is in effect on any Payment Date on or after the Stepdown Date, the Targeted Overcollateralization Amount for such Payment Date shall be equal to the Targeted Overcollateralization Amount for the immediately preceding Payment Date.
     Termination Price: As defined in Section 8.01(b).
     Transaction Documents: This Agreement, the Home Equity Loan Purchase Agreement, the Transfer Agreement, the Trust Agreement, the Notes, the Note Depository Agreement (as defined in the Indenture), the Deposit Account Control Agreement and the Indenture.
     Transfer Agreement: The transfer agreement dated [          ] between the Trust and the Sellers pursuant to which the Sellers will assign to the Trust all of their right, title and interest in and to the Transferred Assets relating to the Home Equity Loans transferred by such Sellers pursuant to the Home Equity Loan Purchase Agreement, not otherwise transferred pursuant to the Home Equity Loan Purchase Agreement.
     Transfer Date: As to any Home Equity Loan transferred to or retransferred from the Trust hereunder, the date on which such transfer or retransfer is made under the terms hereof, which date shall be (i) in the case of the Home Equity Loans originally listed on the Home Equity Loan Schedule, the Closing Date, and (ii) in the case of any Eligible Substitute Home Equity Loan, the date on which such Eligible Substitute Home Equity Loan is conveyed to the Trust under the terms hereof.
     Transferred Assets: All aspects, rights, title or interests of, in, to or under the Home Equity Loans that are not otherwise conveyed hereunder pursuant to Section 2.01, including, without limitation, all agreements, instruments and other documents evidencing or governing the Mortgagor’s obligations under such Home Equity Loans or otherwise related thereto or establishing or setting forth the terms and conditions thereof, and any amendments or modifications thereto, and all property and collateral securing the borrowers obligations thereunder.
     Transferor: The [Depositor], or any such permitted holder of the Ownership Interest.
     Trigger Event: Will be in effect on any Payment Date on or after the Stepdown Date on which either (i) the Two Payment-Plus Rolling Average for such Payment Date equals or exceeds [      ]%, or (ii) the Cumulative Loss Percentage for such Payment Date exceeds the Cumulative Loss Percentage Trigger for such Payment Date.
     Trust: The trust created by the Trust Agreement, the corpus of which consists of the Home Equity Loans, such assets as shall from time to time be identified as deposited in the

Collection Account (exclusive of net earnings thereon), the Mortgage Notes and other Mortgage File documents for the Home Equity Loans, any property that secured a Home Equity Loan and that has become REO, the interest of the Depositor in certain hazard insurance policies maintained by the Mortgagors or the Servicer in respect of the Home Equity Loans, the Collection Account, the proceeds of each of the foregoing and one share of Preferred Stock of the Depositor.
     Trust Agreement: The Trust Agreement dated as of[          ], and amended and restated as of [          ] among HSBC Finance Corporation, the Depositor, the Administrator and the Owner Trustee.
     Two Payment-Plus Delinquency Percentage: As to any Collection Period, (a) the aggregate of the Principal Balances of all Mortgage Loans that are two (2) or more payments contractually delinquent, including those Mortgage Loans in bankruptcy, foreclosure and REO as of the end of such Collection Period, over (b) the Pool Balance as of the end of such Collection Period.
     Two Payment-Plus Rolling Average: As to any Payment Date, the average of the Two Payment-Plus Delinquency Percentage for each of the three (3) immediately preceding Collection Periods.
     UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.
     SECTION 1.02 Other Definitional Provisions.
     (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture and the Trust Agreement, as applicable.
     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.
     (d) The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the terms “including” and “includes” shall mean “including without limitation.”
     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such terms.
     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.
     SECTION 1.03 Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of a Home Equity Loan shall be made based on the number of days elapsed between the date that interest was last paid on such Home Equity Loan and the date of receipt of the related Mortgagor’s most current payment. All calculations of interest on any Class of Notes shall be made on the basis of a 360-day year and the actual number of days in the related Accrual Period. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.
ARTICLE II
CONVEYANCE OF HOME EQUITY LOANS; TAX TREATMENT
     SECTION 2.01 Acknowledgment; Conveyance of Home Equity Loans; Custody of Mortgage Files.
     (a) The Depositor, concurrently with the execution and delivery of this Agreement, does hereby irrevocably transfer, assign, sell, set over and otherwise convey to the Trust for the benefit of the Noteholders without recourse (subject to Sections 2.02 and 2.04) (i) all of its right, title and interest in and to the unpaid principal balance of each Home Equity Loan and each Eligible Substitute Home Equity Loan, including all Interest Collections and Principal Collections in respect of any such Home Equity Loan received after the Cut-Off Date with respect to each Initial Home Equity Loan and after the Subsequent Cut-Off Date with respect to each Eligible Substitute Home Equity Loan pursuant to the Home Equity Loan Purchase Agreement; (ii) property which secured such Home Equity Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Home Equity Loans (including any Insurance Proceeds); (iv) all other assets included or to be included in the Trust for the benefit of the Noteholders and the Transferor; (v) all proceeds of any of the foregoing; and (vi) one share of the Depositor’s Preferred Stock. The parties hereto acknowledge and agree that it is the policy and intent of the Trust to only acquire Home Equity Loans consistent with the terms set forth in Section 2.04(b) of this Agreement.
     (b) The Depositor agrees to take, or to cause to be taken, such actions and to execute such documents, including without limitation the filing of all necessary continuation statements for the UCC-1 financing statement filed in the State of Delaware (which shall have been filed as promptly as practicable, but in no event later than 10 days following the effective date of this Agreement), describing the Home Equity Loans and naming the Depositor as seller and the Trust as buyer, and any amendments or other filings to the UCC-1 financing statement required to reflect a change in the applicable UCC, or a change of the name or corporate structure of the Depositor, as are necessary to perfect and protect the Noteholders’ interests in the Trust created hereunder, including each Home Equity Loan and the proceeds thereof (other than delivering to the Indenture Trustee possession of the Mortgage Files, which possession will, subject to the terms hereof, be maintained by the Subservicers on behalf of the Servicer as custodian and bailee for the Indenture Trustee). The parties hereto intend that the transactions set forth herein constitute a sale and not a pledge by the Depositor to the Trust of all the Depositor’s right, title and interest in and to the Home Equity Loans and other Trust property as and to the extent described above. In the event the transactions set forth herein are characterized as a pledge and not a sale, the Depositor hereby grants to the Trust a security interest in all of the Depositor’s right, title and interest in, to and under the Home Equity Loans and such other Trust property, to secure all of the Depositor’s obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. With respect to the Home Equity Loans sold by each Seller to the Depositor, the Servicer shall cause such Seller to file as promptly as practicable, but in no event later than ten days following the effective date of this Agreement, in the appropriate public filing office or offices UCC-1 financing statements and continuation statements describing such Home Equity Loans and naming such Seller as seller and the Depositor as buyer, to file appropriate continuation statements thereto, to file amendments thereto in the case of a change in the applicable UCC, name change or change in corporate structure and to file appropriate additional UCC-1 financing statements, if any, if such Seller changes its jurisdiction of incorporation.
     (c) In connection with such transfer and assignment by the Depositor and the Servicer, acting through the Subservicers, the Indenture Trustee and the Servicer hereby acknowledge that the Subservicers are holding, with respect to the Home Equity Loans transferred on the Closing Date, and will hold, with respect to each Eligible Substitute Home Equity Loan, on and from the applicable Transfer Date, as custodian and bailee for the Indenture Trustee, the following documents or instruments with respect to each such Home Equity Loan (the “Related Documents”):
     (i) the original Mortgage Note with all intervening endorsements showing a complete chain of title from the originator of such Home Equity Loan to the Seller or a copy of such original Mortgage Note with an accompanying lost note affidavit;
     (ii) the original Mortgage, with evidence of recording thereon, provided that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller may hold a copy of such original Mortgage;
     (iii) originals of any amendments to the Mortgage Note or Mortgage, any modification or assumption agreements and any previous assignments of such Home Equity Loan; and

     (iv) for each Mortgage Loan registered on the MERS® System, the original assignment into the name of MERS® including the related MIN of the Mortgage Loan;
provided, however, that as to any Home Equity Loan, if, as evidenced by an Opinion of Counsel delivered to and in form and substance reasonably satisfactory to the Owner Trustee and the Indenture Trustee, (x) an optical image or other electronic representation of the related documents specified in clauses (i) through (iv) above are enforceable in the relevant jurisdictions to the same extent as the original of such document and (y) such optical image or other representation does not impair the ability of an owner of such Home Equity Loan to transfer its interest in such Home Equity Loan, such optical image or other representation may be held by the Servicer, acting through the Subservicers, as custodian and bailee for the Indenture Trustee, in lieu of the physical documents specified above.
     (d) Except as hereinafter provided, the Servicer, acting through the Subservicers, shall be entitled to maintain possession of all of the foregoing documents and instruments, shall not be required to deliver any of them to the Indenture Trustee or the Owner Trustee and shall not be required to record an Assignment of Mortgage in favor of the Indenture Trustee or the Owner Trustee with respect to any Home Equity Loan. In the event, however, that possession of any of such documents or instruments is required by any Person (including the Indenture Trustee) acting as successor servicer pursuant to Section 6.04 or 7.02 in order to carry out the duties of Servicer hereunder, then such successor shall be entitled to request delivery, at the expense of the Servicer, of such documents or instruments by the Servicer and to retain such documents or instruments for servicing purposes; provided that the Indenture Trustee or such servicers shall maintain such documents at such offices as may be required by any regulatory body having jurisdiction over such Home Equity Loans.
     (e) The Servicer’s right to maintain possession, directly or through each Subservicer, of the related Mortgage Files shall continue so long as (x) at least two of Moody’s, Standard & Poor’s and Fitch assign a long-term senior unsecured debt rating to HSBC Finance of at least “[Baa3]”, in the case of Moody’s, “[BBB]”, in the case of Fitch, and “[BBB-]”, in the case of Standard & Poor’s, (or such lower rating acceptable and assigned by at least two of Moody’s, Standard & Poor’s and Fitch) and (y) such Subservicer remains an Affiliate of HSBC Finance. At such time as either of the conditions specified in the preceding sentence is not satisfied, as promptly as practicable, but in no event more than 90 days thereafter in the case of clause (i) below, 60 days in the case of clause (ii) below and 60 days in the case of clause (iii) below, the Servicer shall cause each Subservicer, at such Subservicer’s expense or, to the extent the Subservicer fails to pay, the Servicer’s expense, to (i) either (x) record an Assignment of Mortgage in favor of the Trust (which may be a blanket assignment if permitted by applicable law) with respect to each of the Home Equity Loans being serviced by such Subservicer in the appropriate real property or other records or (y) deliver to the Indenture Trustee the assignment of such Mortgage in favor of the Trust in form for recordation, together with an Opinion of Counsel addressed to the Indenture Trustee to the effect that recording is not required to protect the Trust’s right, title and interest in and to the related Home Equity Loan or to perfect a first priority security interest in favor of the Trust in the related Home Equity Loan, which Opinion of Counsel also shall be reasonably acceptable to each of the Rating Agencies, the Owner Trustee and the Indenture Trustee, (ii) unless an Opinion of Counsel, reasonably acceptable to the Owner Trustee, the Indenture Trustee and the Rating Agencies (as evidenced in writing), is delivered to the Indenture Trustee to the effect that delivery of the Mortgage Files is not necessary to protect the Trust’s right, title and interest in and to the related Home Equity Loans or to perfect a first priority security interest in favor of the Trust in the related Home Equity Loans, deliver the related Mortgage Files to the Indenture Trustee or a custodian on its behalf to be held by the Indenture Trustee in trust, upon the terms herein set forth, for the use and benefit of the Trust and all present and future Noteholders, and the Indenture Trustee or such custodian on its behalf shall retain possession thereof except to the extent the Servicer or Subservicers require any Mortgage Files for normal servicing as contemplated by Section 3.08, and (iii) have a Responsible Officer of the applicable Seller endorse the original Mortgage Note with respect to each of the Home Equity Loans being serviced by the Subservicer to “Pay to the order of                      without recourse” with all intervening endorsements showing a complete chain of title from the originator of such Home Equity Loan to the applicable Seller. In the event that the Subservicers or the Servicer should fail to prepare, execute and record any assignments of Mortgages required under this Section 2.01 on a timely basis, the Servicer shall cause the Subservicers to appoint the Indenture Trustee as their attorney-in-fact to prepare, execute and record any assignments of Mortgages requested in writing by the Majority Noteholders and required under this Section 2.01. Such preparation, execution and recording shall be at the expense of the Subservicers, or to the extent not paid by the Subservicers, the Servicer; provided that if the Indenture Trustee is not reasonably assured of payment of such expenses from the Subservicer or the Servicer, the Indenture Trustee may require reasonable indemnity against such expense as a condition to taking any such action.
     (f) Within 90 days following delivery, if any, of the Mortgage Files to the Indenture Trustee pursuant to the preceding subsection, the Indenture Trustee or a custodian on its behalf shall review each such Mortgage File to ascertain that all required documents set forth in this Section 2.01 have been executed and received and that such documents relate to the Home Equity Loans identified on the Home Equity Loan Schedule, and in so doing the Indenture Trustee or such custodian on its behalf may rely on the purported due execution and genuineness of any signature thereon. If within such 90-day period the Indenture Trustee or custodian finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Home Equity Loans identified in said Home Equity Loan Schedule or, if in the course of its review, the Indenture Trustee or custodian determines that such Mortgage File is otherwise defective in any material respect, the Indenture Trustee or custodian shall promptly upon the conclusion of its review notify the Owner Trustee, the Depositor and the Servicer and the Depositor and the Servicer shall have a period of 90 days after such notice within which to correct or cure any such defect; provided, however, that if such defect shall not have been corrected or cured within such 90-day period due to the failure of the related office of real property or other records to return any document constituting a part of a Mortgage File, the Depositor or the Servicer shall so notify the Owner Trustee and the Indenture Trustee and the period during which such defect may be corrected or cured shall be extended for one additional 90-day period.
     (g) The Indenture Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section 2.01, the Indenture Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trust is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be and, where applicable, that it purports to be recorded.
     (h) The Servicer hereby confirms to the Indenture Trustee and the Owner Trustee that on or prior to the Closing Date and on or prior to the applicable Transfer Date with respect to any Eligible Substitute Home Equity Loan, the portions of the Electronic Ledger relating to such Home Equity Loans have been or will have been clearly and unambiguously marked, and the appropriate entries have been or will have been made in its general accounting records, to indicate that such Home Equity Loans have been transferred to the Trust and constitute part of the Trust in accordance with the terms hereof.
     (i) In connection with the assignment, pursuant to Section 2.01(e)(i), of any Home Equity Loan registered on the MERS® System, the Servicer shall cause each Subservicer, at such Subservicer’s expense or, to the extent the Subservicer fails to pay, the Servicer’s expense, at the time specified in the second sentence of Section 2.01(e)(i), to cause the MERS® System to indicate that such Home Equity Loans have been assigned to the Trust in accordance with this Agreement by including (or deleting, in the case of Home Equity Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code “[IDENTIFY TRUST SPECIFIC CODE]” in the field “[IDENTIFY THE FIELD NAME FOR TRUST]” which identifies the Trust and (b) the code “[IDENTIFY SERIES SPECIFIC CODE NUMBER]” in the field “Pool Field” which identifies the series of the Notes issued in connection with such Home Equity Loans. The Servicer agrees that it will not alter the codes referenced in this paragraph with respect to any Home Equity Loan during the term of this Agreement unless and until such Home Equity Loan is repurchased in accordance with the terms of this Agreement, and there is filed any financing statement or amendment thereof necessary to comply with the New York UCC or the UCC of any applicable jurisdiction.
     SECTION 2.02 Acceptance by Indenture Trustee; Repurchase of Home Equity Loans; Conveyance of Eligible Substitute Home Equity Loans.
     (a) The Indenture Trustee hereby acknowledges receipt of all the right, title and interest of the Depositor in and to the assets described Section 2.01(a)(i) through (vi), and all of the right, title and interest of the Sellers in and to the Transferred Assets pursuant to the Transfer Agreement, including but not limited to the transfer and assignment of the Mortgage Notes and the Mortgages, and declares that it holds and will hold such documents and interests and all amounts received by it in trust, upon the terms herein set forth, for the use and benefit of the Trust and all present and future Noteholders. If the time to cure any defect of which the Indenture Trustee has notified the Depositor and the Servicer following the Indenture Trustee’s review of the Home Equity Loan files pursuant to Section 2.01(f) has expired or if any loss is suffered by the Indenture Trustee, on behalf of the Noteholders, in respect of any Home Equity Loan as a result of (i) a defect in any document constituting a part of a Mortgage File or (ii) the related Seller’s retention of such Mortgage File or an Assignment of Mortgage not having been recorded, the Depositor or, to the extent the Depositor fails to perform, the Servicer shall, in the case of a defect in such document and the Servicer shall, in the case of a loss resulting from such Seller’s retention of a Mortgage File or Assignment of Mortgage not having been recorded, on the Business Day next preceding the Payment Date in the month following the end of the Collection Period in which the time to cure such defect expired or such loss occurred, either (i) repurchase the related Home Equity Loan (a “Defective Home Equity Loan”) (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) from the Trust at a price equal to the Purchase Price which shall be accomplished by deposit by the Depositor or the Servicer, as applicable, in the Collection Account pursuant to Section 3.02 on such next preceding Business Day, or (ii) remove such Defective Home Equity Loan from the Trust and substitute in its place an Eligible Substitute Home Equity Loan or Loans.
     (b) [RESERVED]
     (c) As to any Eligible Substitute Home Equity Loan or Loans, the Servicer shall cause the related Seller to deliver to the Indenture Trustee with respect to such Eligible Substitute Home Equity Loan or Loans an acknowledgment that the related Seller is holding as custodian for the Indenture Trustee such documents and agreements, if any, as are permitted to be held by the related Seller in accordance with Section 2.01. An assignment of the Mortgage in favor of the Trust with respect to such Eligible Substitute Home Equity Loan or Loans shall be required to be recorded in the appropriate real property or other records or delivered to the Indenture Trustee with the Opinion of Counsel referred to in Section 2.01 under the same circumstances that all other assignments of Mortgage are required to be recorded hereunder. For any Collection Period during which the Depositor or the Servicer substitutes one or more Eligible Substitute Home Equity Loans, the Servicer shall determine the Substitution Adjustment Amount. The Depositor or the Servicer, as applicable, shall deposit the Substitution Adjustment Amount in the Collection Account no later than the Business Day immediately preceding the Payment Date in the month following the end of the Collection Period in which such substitution occurs. The Servicer shall amend the Home Equity Loan Schedule to reflect the removal of the Defective Home Equity Loan from the terms of this Agreement and the substitution of the Eligible Substitute Home Equity Loan or Loans. Upon such substitution, the Eligible Substitute Home Equity Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made with respect to such Eligible Substitute Home Equity Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 2.04(b). The Indenture Trustee shall upon satisfaction of the conditions in this subsection immediately take any action requested by the Depositor, if any, to effect the reconveyance of such Defective Home Equity Loan so removed from the Trust to the Depositor or the Servicer, as applicable. The procedures applied by the Depositor or the Servicer in selecting each Eligible Substitute Home Equity Loan shall not be adverse to the interests of the Noteholders and shall be comparable to the selection procedures applicable to the Home Equity Loans originally conveyed hereunder.
     (d) Upon receipt by the Indenture Trustee of (i) in the case of a repurchase, a Servicing Certificate to the effect that the Purchase Price for any such Defective Home Equity Loan has been so deposited in the Collection Account or (ii) in the case of a substitution, (A) a Servicing Certificate to the effect that the Substitution Adjustment Amount, if any, has been so deposited in the Collection Account and (B) an Officer’s Certificate reciting the transfer and assignment of the Eligible Substitute Home Equity Loan(s) to the Indenture Trustee and, if required at such time, that the related Mortgage File(s) for such Eligible Substitute Home Equity Loan(s) have been delivered to the Indenture Trustee and the assignment(s) of Mortgage have been recorded, the Indenture Trustee shall execute and deliver such instrument of transfer or assignment presented to it by the Servicer, in each case without recourse, as shall be necessary to vest in the Depositor or the Servicer, as applicable, legal and beneficial ownership of such Defective Home Equity Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto). It is understood and agreed that the obligation of the Depositor or the Servicer to repurchase or substitute for (to the extent permitted herein) any Defective Home Equity Loan shall constitute the sole and exclusive remedy respecting such defect available to Noteholders or the Indenture Trustee against the Depositor or the Servicer, and such obligation on the part of the Servicer shall survive any resignation or termination of the Servicer hereunder.
     SECTION 2.03 Representations, Warranties and Covenants of the Servicer. The Servicer represents, warrants and covenants that as of the Closing Date:
     (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it require such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer;
     (b) The Servicer has the power and authority to make, execute, deliver and perform its obligations under this Agreement and to perform its obligations with respect to all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies (whether in a proceeding at law or in equity);
     (c) The Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;
     (d) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the Certificate of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound; and
     (e) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Notes which in the opinion of the Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.
     (f) The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Home Equity Loans that are registered with MERS.
     The representations and warranties set forth in this Section 2.03 shall survive the sale and assignment of the Home Equity Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Noteholders, the Person discovering such breach shall give prompt written notice to the other parties. Within 60 days (or such longer period as permitted by prior written consent of a Responsible Officer of the Indenture Trustee) of its discovery or its receipt of notice of such breach, the Servicer shall cure such breach in all material respects.
     SECTION 2.04 Representations and Warranties of the Depositor Regarding this Agreement and the Home Equity Loans; Repurchases and Substitutions.
     (a) The Depositor represents and warrants that as of the Closing Date:
     (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Depositor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it require such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Depositor;
     (ii) The Depositor has the power and authority to make, execute, deliver and perform its obligations under this Agreement and to perform its obligations with respect to all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies (whether in a proceeding at law or in equity);
     (iii) The Depositor is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;
     (iv) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Depositor will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Depositor or any provision of the Certificate of Incorporation or Bylaws of the Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Depositor is a party or by which the Depositor may be bound; and
     (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Depositor threatened, against the Depositor or any of its properties or with respect to this Agreement which in the opinion of the Depositor has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.
     (b) The Depositor represents and warrants with respect to each Home Equity Loan that as of the Closing Date with respect to the Initial Home Equity Loans and the applicable Transfer Date with respect to any Eligible Substitute Home Equity Loans (or to the extent expressly stated herein as of such other time):
     (i) This Agreement and the Transfer Agreement constitute a valid transfer and assignment to the Trust of all right, title and interest of the Depositor and the Sellers, respectively, in and to the Home Equity Loans, all monies due or to become due with respect thereto, all proceeds thereof, such funds as are from time to time deposited in the Collection Account (excluding any investment earnings thereon) and all other property specified in the definition of “Trust” as being part of the corpus of the Trust conveyed to the Trust by the Depositor;
     (ii) The information set forth in the Home Equity Loan Schedule with respect to such Home Equity Loan is true and correct in all material respects;
     (iii) Immediately prior to the transfer and assignment by the related Seller to the Depositor and the Trust pursuant to the Home Equity Loan Purchase Agreement and the Transfer Agreement, the Home Equity Loan has not been assigned or pledged, and the related Seller has good and marketable title thereto, and the related Seller is the sole owner and holder of such Home Equity Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of such Home Equity Loan, to transfer and assign the same pursuant to the Home Equity Loan Purchase Agreement and the Transfer Agreement;
     (iv) Immediately prior to the transfer and assignment by the Depositor to the Trust pursuant to this Agreement, the Home Equity Loan has not been assigned or pledged, and the Depositor has good and marketable title thereto, and the Depositor is the sole owner and holder of such Home Equity Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of such Home Equity Loan, to transfer and assign the same pursuant to this Agreement;
     (v) The related Mortgage is a valid and existing first or second lien (and, if such Mortgage is a second lien and HSBC Finance or any of its affiliates originated the related first lien mortgage loan, such Mortgage was not originated within 90 days of such first lien mortgage loan), as set forth on the Home Equity Loan Schedule with respect to such Home Equity Loan, on the property therein described, and the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first or second lien, as applicable, of such Mortgage except for liens for (a) real estate taxes and special assessments not yet delinquent; (b) any first and, if applicable, second mortgage loan secured by such Mortgaged Property and specified on the Home Equity Loan Schedule; (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;
     (vi) To the best knowledge of the Depositor, each Mortgage is not subject to any offset, defense or counterclaim of any obligor under the Mortgage;
     (vii) To the best knowledge of the Depositor, there is no delinquent recording or other tax or fee or assessment lien against the related Mortgaged Property;
     (viii) To the best knowledge of the Depositor, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property, and such property is free of material damage and is in good repair;
     (ix) There are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be, liens prior or equal to the lien of the related Mortgage, except (a) liens which are fully insured against by the title insurance policy referred to in clause (xiii) or (b) liens which do not materially interfere with the collection of the Home Equity Loan upon foreclosure or otherwise;

     (x) As of the Cut-Off Date for the Initial Home Equity Loans (or as of the applicable Transfer Date for any Eligible Substitute Home Equity Loan), no scheduled monthly payment is more than 30 days delinquent (measured on a contractual basis);
     (xi) The related Mortgage File contains each of the documents and instruments specified to be included therein (including, if applicable, an appraisal (which may be an appraisal prepared using a statistical data base));
     (xii) [Reserved];
     (xiii) The related Mortgage Note and the related Mortgage at the time they were made complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection (including, without limitation, the Home Ownership and Equity Protection Act of 1994 and all other applicable anti-predatory lending laws), equal credit opportunity or disclosure laws applicable to the Home Equity Loan;
     (xiv) A lender’s title insurance policy or binder was issued within 60 days of the date of origination of each Home Equity Loan for home equity loans in excess of $50,000, if secured by a first lien, or $100,000, if secured by a second lien (in excess of $75,000, if secured by a first lien in Oklahoma or Texas, or $100,000, if secured by a first or second lien in Iowa), and each such policy is valid and remains in full force and effect, and a title search or other assurance of title customary in the relevant jurisdiction was obtained with respect to each Home Equity Loan as to which no title insurance policy or binder was issued;
     (xv) The related Mortgaged Property is not a mobile home or a manufactured housing unit that is not permanently attached to its foundation;
     (xvi) As of the Cut-Off Date, the Combined Loan-to-Value Ratio for each Initial Home Equity Loan was not in excess of [     ]%;
     (xvii) No selection procedure reasonably believed by the Depositor to be adverse to the interests of the Noteholders was utilized in selecting the Home Equity Loan;
     (xviii) The Depositor has not transferred the Home Equity Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;
     (xix) Each Mortgage Note and each Mortgage is in substantially the form previously provided to the Indenture Trustee by the Depositor and each Home Equity Loan is an enforceable obligation of the related Mortgagor;
     (xx) The Depositor has not received a notice of default of any senior mortgage loan with respect to the related Mortgaged Property that has not been cured by a party other than the related Seller;
     (xxi) The Initial Home Equity Loan does not have an original term to maturity in excess of [     ] months; and the Principal Balance of which, when included in the Pool

Balance (in each case for the Initial Home Equity Loans as of the Cut-Off Date), would not cause the weighted average remaining term to maturity of the Initial Home Equity Loans on a contractual basis to be greater than [     ] months;
     (xxii) The related Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse;
     (xxiii) The Principal Balance of which, when included in the Pool Balance (in each case for the Initial Home Equity Loans as of the Cut-Off Date), would not cause the average Principal Balance of such Home Equity Loans to be greater than $[          ];
     (xxiv) The Principal Balance of which, when included in the Pool Balance (in each case for the Initial Home Equity Loans as of the Cut-Off Date), would not cause the weighted average percentage of the Initial Home Equity Loans secured by first liens to be less than [___]%; and would not cause the weighted average percentage of the Initial Home Equity Loans secured by second liens to be greater than [___]%;
     (xxv) The Initial Home Equity Loans were originated in accordance with HSBC Finance’s underwriting guidelines and procedures including full and reduced documentation programs;
     (xxvi) No Home Equity Loan is a High Cost Loan or Covered Loan as defined in Appendix E of Standard & Poor’s LEVELS® Glossary Version 5.6 Revised in effect as of the Cut-Off Date and no Home Equity Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Lending Act;
     (xxvii) No Home Equity Loan originated on or after November 27, 2003 is a High-Cost Home Loan, as defined by New Jersey predatory and abusive lending law effected on November 27, 2003;
     (xxviii) No Home Equity Loan is a “high cost home,” “high risk home” or “predatory” loan under any other applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing additional legal liability for residential mortgage loans having high interest rates, points and/or fees); and
     (xxix) With respect to each Mortgage Note, one of the following has been obtained: an appraisal on Form 1004, an appraisal on Form 2055 with interior inspection, an appraisal on any other form of uniform residential appraisal report commonly known as a full appraisal or a valuation using an automated valuation model.
     (c) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the Home Equity Loans to the Trust and the pledge of the Home Equity Loans to the Indenture Trustee. Upon discovery by the Depositor, the Servicer, the Owner Trustee or the Indenture Trustee of a breach of any of the representations and warranties set forth in this Section 2.04, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Depositor as to the facts stated therein, which materially and adversely affects the interests of the Noteholders or the

Transferor in respect of the Ownership Interest in the related Home Equity Loan, the person discovering such breach shall give prompt written notice to the other parties and each Rating Agency. Within 60 days of its discovery or its receipt of notice of such breach, or, with the prior written consent of a Responsible Officer of the Indenture Trustee, such longer period not to exceed 90 days as specified in such consent, the Depositor or, as necessary, the Servicer shall cure such breach in all material respects. With regard to any such breach of the representations and warranties set forth in Section 2.04(b), unless, at the expiration of such 60 day or longer period, such breach has been cured in all material respects or otherwise does not exist or continue to exist, the Depositor or the Servicer shall, not later than the Business Day next preceding the Payment Date in the month following the end of the Collection Period in which any such cure period expired, either (i) repurchase such Defective Home Equity Loan (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) or (ii) remove such Home Equity Loan from the Trust and substitute in its place an Eligible Substitute Home Equity Loan or Loans, in the same manner and subject to the same conditions as set forth in Section 2.02. Upon making any such repurchase or substitution the Depositor or the Servicer, as applicable, shall be entitled to receive an instrument of assignment or transfer from the Indenture Trustee to the same extent as set forth in Section 2.02 with respect to the repurchase or replacement of Home Equity Loans under that Section. It is understood and agreed that the obligation of the Depositor or the Servicer to purchase or substitute for any such Defective Home Equity Loan (or property acquired in respect thereof) shall constitute the sole and exclusive remedy against the Depositor or the Servicer respecting such breach of the foregoing representations or warranties available to Noteholders, the Transferor in respect of the Ownership Interest, the Owner Trustee or the Indenture Trustee against the Depositor or the Servicer, and such obligation on the part of the Servicer shall survive any resignation or termination of the Servicer hereunder.
     (d) The Depositor and the Servicer, jointly and not severally, agree to indemnify and hold harmless the Trust against any and all out-of-pocket financial losses, claims, expenses, damages or liabilities to which the Trust may become subject, insofar as such out-of-pocket financial losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any representation or warranty made by the Depositor in this Section 2.04 on which the Trust has relied, being, or alleged to be, untrue or incorrect in any material respect. This indemnity will be in addition to any liability which the Depositor or the Servicer may otherwise have.
     (e) Promptly after receipt by the Owner Trustee on behalf of the Trust of notice of the commencement of any action or proceeding in any way relating to or arising from this Agreement, the Owner Trustee will notify the Indenture Trustee, the Depositor and the Servicer of the commencement thereof, but the omission so to notify the party from whom indemnification is sought (the “Indemnifying Party”) will not relieve the Indemnifying Party from any liability which it may have to the party seeking indemnification (the “Indemnified Party”) except to the extent that the Indemnifying Party is materially adversely affected by the lack of notice. In case any such action is brought against the Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate in the defense (with the consent of the Indemnified Party which shall not be unreasonably withheld) of such action at the Indemnifying Party’s expense.

     SECTION 2.05 Tax Treatment. It is the intention of the Depositor and the Noteholders that the Notes will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The terms of this Agreement shall be interpreted to further the intent of the parties hereto. The Depositor, the Indenture Trustee and each Noteholder (or Note Owner) by acceptance of its Note (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Note (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness secured by the Trust Estate and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in any Note through it to comply with this Agreement as to treatment of the Notes as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Servicer will prepare and file all tax reports, if any, required hereunder on behalf of the Trust.
ARTICLE III
ADMINISTRATION AND SERVICING OF HOME EQUITY LOANS
     SECTION 3.01 The Servicer.
     (a) The Servicer shall, or shall cause the Subservicers to, service and administer the Home Equity Loans in a manner consistent with the terms of this Agreement and the Settlement Agreement (to the extent that no term or provision of the Settlement Agreement (excluding those terms identified in the Specified Filing) shall adversely affect in any material respect the interests of the Noteholders) and with general industry practice and shall have full power and authority, acting alone or through the Subservicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Indenture Trustee and the Noteholders for the performance of its duties and obligations hereunder in accordance with the terms hereof. Any amounts received by the related Subservicer in respect of a Home Equity Loan shall be deemed to have been received by the Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Indenture Trustee, (i) in its own name or in the name of any Subservicer, when the Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Home Equity Loan on the MERS® System, or cause the removal from the registration of any Home Equity Loan on the MERS® System, to execute and deliver, on behalf of the Trust, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trust and its successors and assigns, and (ii) to execute and deliver, on behalf of itself, the Noteholders and the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Home Equity Loans and with respect to the Mortgaged Properties. Upon the written request of the Servicer, the Depositor and the Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

The Servicer in such capacity may also consent to the placing of a proposed lien senior to that of the Mortgage on the related Mortgaged Property, provided that such proposed lien is not secured by a note providing for negative amortization and:
     (x) (i) the Mortgage relating to the Home Equity Loan was in a first lien position as of the Cut-Off Date and was in a first lien position immediately prior to the placement of the proposed senior lien, and (ii) the ratio of (a) the sum of the Principal Balance of the Home Equity Loan and the principal balance of the mortgage loan to be secured by the proposed senior lien to (b) the Appraised Value of the Mortgaged Property at the time the Home Equity Loan was originated is not greater than (1) with respect to Home Equity Loans with an original CLTV of 85% or less, 85%, (2) with respect to Home Equity Loans with an original CLTV in excess of 85% and not greater than 95%, 95% and (3) with respect to Home Equity Loans with an original CLTV in excess of 95% and not greater than 110%, 110%;
     (y) (i) the Mortgage relating to the Home Equity Loan was in a first or second lien position at the time the related Home Equity Loan was conveyed to the Trust and, immediately following the placement of such proposed senior lien, such Mortgage will be in a second or, if such Mortgage was in a second lien position at the time the related Home Equity Loan was conveyed to the Trust, a third lien position and (ii) the principal balance of the mortgage loan to be secured by the proposed senior lien and the rate at which interest accrues thereon are no greater than those of the related Home Equity Loan as of the date it was first conveyed to the Trust; or
     (z) the Mortgage relating to the Home Equity Loan was in a second lien position as of the Cut-Off Date and the proposed senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount of such mortgage loan immediately following such refinancing and the rate at which interest accrues thereon are not greater than that of such existing first mortgage loan at the date the mortgage loan was originated.
     (b) If (i) foreclosure proceedings are commenced with respect to any Home Equity Loan with respect to which the Servicer has consented to the placing of a subsequent senior lien pursuant to clause (x) in Section 3.01(a), or (ii) any loss is suffered by the Indenture Trustee on behalf of the Noteholders or the Transferor in respect of the Ownership Interest in respect of any Home Equity Loan as a result of (x) a failure to file on or within ten days following the effective date of this Agreement the UCC-l financing statements referred to in Section 2.01 or (y) a failure to publish on or prior to the Closing Date such notices reflecting the sale of the Home Equity Loans as are described in Section 3440.1(h) of the California Civil Code, then the Servicer shall repurchase or substitute for any adversely affected Home Equity Loan on the Business Day preceding the next Payment Date following the end of the Collection Period during which such foreclosure proceedings were commenced or such losses were suffered. Such repurchase or substitution shall be accomplished in the same manner and subject to the same conditions as set forth in Section 2.02. Upon making any such repurchase or substitution the Servicer shall be entitled to receive an instrument of assignment or transfer from the Indenture Trustee to the same extent as set forth in Section 2.02.

     (c) Upon the request of a Mortgagor or at the Servicer’s own initiative, the Servicer (or the related Subservicer on behalf of the Servicer) may waive, modify or vary any term of any Home Equity Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if:
     (i) in the Servicer’s (or such Subservicer’s) good faith determination such waiver, modification, postponement or indulgence will enhance recovery with respect to such Home Equity Loan; and
     (ii) the Mortgagor is in default with respect to the Home Equity Loan, or such default is, in the judgment of the Servicer (or such Subservicer) imminent.
     (d) Subject to subparagraph (e) below, in addition to the circumstances described under Section 3.01(c), the Servicer (or the related Subservicer on behalf of the Servicer) may waive, modify or vary any term of any Home Equity Loan, if the purpose of such action is to reduce the likelihood of prepayment or of default of such Home Equity Loan, to increase the likelihood of repayment or repayment upon default of such Home Equity Loan, to increase the likelihood of repayment in full of or recoveries under such Home Equity Loan, or to otherwise benefit the Noteholders and the Transferor in respect of the Ownership Interest, all in the reasonable judgment of the Servicer.
     (e) Notwithstanding any provision in this Agreement to the contrary, the Servicer may not defer the scheduled monthly interest and principal payment on any Home Equity Loan that is not in default or (in the judgment of the Servicer (or the related Subservicer on behalf of the Servicer)) for which default is not imminent unless (i) the Servicer elects to make a Skip-A-Pay Advance pursuant to subparagraph (f) below or (ii) each Rating Agency advises that as a result of such deferment the then current rating of any Class of Notes will not be withdrawn, suspended or reduced; provided, however, that the Servicer may not defer the scheduled monthly payment on any Home Equity Loan in reliance on clause (i) above unless the Servicer determines, in its good faith judgment, that such Skip-A-Pay Advance will be recoverable from future payments on the Home Equity Loans.
     (f) If during any Collection Period the Servicer deferred the scheduled monthly payment on any Home Equity Loan that was not in default or for which default was not imminent in reliance on clause (i) of subparagraph (e) above, no later than 12:00 noon Chicago time on each Deposit Date, the Servicer shall deposit into the Collection Account an amount equal to the Skip-A-Pay Advance for such Collection Period. On each Payment Date, the Servicer shall be entitled to reimburse itself for all previously unreimbursed Skip-A-Pay Advances from funds on deposit in the Collection Account, before making any payments to Noteholders pursuant to Section 5.01, up to an amount equal to the Skip-A-Pay Reimbursement Amount on such Payment Date; provided, however, that the Skip-A-Pay Reimbursement Amount that the Servicer is entitled to receive on such Payment Date shall be reduced by the portion of such amount, if any, that was applied to reduce the amount of funds that the Servicer was required to deposit or to cause to be deposited into the Collection Account on the preceding Deposit Date pursuant to Section 3.02(b).

     (g) The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Indenture Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.
     (h) In the event that the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any Subservicer or assume the terminated Servicer’s rights under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.
     (i) Any expenses incurred in connection with the actions described in Section 3.01(a)(i) shall be borne by the Servicer in accordance with Section 3.09, with no right of reimbursement; provided that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Home Equity Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trust, then any related expenses shall be reimbursable to the Servicer.
     SECTION 3.02 Collection of Certain Home Equity Loan Payments.
     (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to home equity loans in its servicing portfolio comparable to the Home Equity Loans. Consistent with, and without limiting the generality of, the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees that may be collected in the ordinary course of servicing the Home Equity Loans, (ii) arrange with a Mortgagor a schedule for the payment of delinquent amounts, so long as such arrangement is consistent with the Servicer’s policies with respect to the home equity loans it owns, (iii) sell the Home Equity Loan at its fair market value to a third party for collection activity or (iv) reset the delinquency status of a contractually delinquent Home Equity Loan to current in accordance with the Servicer’s customary account management policies and practices.
     (b) The Servicer shall establish and maintain with the Administrator a separate trust account (the “Collection Account”) titled “[   ], on behalf of [   ], as Indenture Trustee, in trust for the registered holders of HSBC Home Equity Loan Asset Backed Notes, Series 200_-_”. In the event that a successor Administrator is appointed, a new Collection Account shall be promptly established at and maintained by such successor Administrator, and the title of the new Collection Account shall be “[Successor Administrator], as Administrator on behalf of Indenture Trustee, in trust for the registered holders of HSBC Home Equity Loan Asset Backed Notes, Series 200_-_”, and any amounts in the old Collection Account shall be transferred to the new Collection Account. In the event that a successor Indenture Trustee is appointed as provided in Section 6.8 of the Indenture, the Collection Account shall be retitled to reflect the name of the successor Indenture Trustee. The Collection Account shall be an Eligible Account. No later than 12:00 noon Chicago time on each Deposit Date (or, if a Deposit Event has occurred and the Servicer has not provided credit enhancement reasonably acceptable to each of the Rating Agencies within two (2) Business Days following receipt thereof by the

Subservicers), the Servicer shall deposit or cause to be deposited into the Collection Account the following payments and collections received or made by it with respect to the Home Equity Loans (without duplication):
     (i) Net Interest Collections on the Home Equity Loans;
     (ii) Principal Collections on the Home Equity Loans; and
     (iii) amounts required to be paid by the Servicer in connection with the termination of the Trust pursuant to Section 8.01;
provided, however, that so long as a Deposit Event has not occurred (unless the Servicer has provided credit enhancement reasonably acceptable to each of the Rating Agencies), the amount of funds that the Servicer is required to deposit or to cause to be deposited into the Collection Account on or before such Deposit Date shall be reduced by the Skip-A-Pay Reimbursement Amount the Servicer is entitled to receive on the next Payment Date; provided further, however, with respect to any Payment Date, so long as no payments are owed to the Noteholders on such Payment Date under Section 5.01(a)(xx) hereof, the Servicer shall, if so permitted in writing by the Transferor, only be required to deposit payments and collections on the Home Equity Loans into the Collection Account up to the aggregate amount equal to the sum of all amounts payable on that Payment Date pursuant to Section 5.01(a)(i)-(xviii) hereof, and if any time prior to that Payment Date the amount of payments and collections on the Home Equity Loans deposited into the Collection Account with respect to the related Collection Period exceeds the amount required to be deposited into the Collection Account in order to make such payments on such Payment Date, the Servicer shall be permitted to direct the Administrator in writing to withdraw any excess and pay the excess to the Servicer.
     The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, fees (including annual fees) or late charge penalties payable by Mortgagors, prepayment penalties, or amounts received by the Servicer or a Subservicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items for the account of the related Subservicer, if any, need not be deposited in the Collection Account.
     (c) The Administrator shall hold amounts deposited in the Collection Account on behalf of the Indenture Trustee for the benefit of the Noteholders and on behalf of the Transferor in respect of the Ownership Interest. In addition, the Servicer shall notify the Administrator in writing on each Determination Date of the amount of payments and collections to be deposited in the Collection Account with respect to the related Payment Date.
     (d) The Servicer may cause the institution maintaining the Collection Account to invest any funds in the Collection Account in Permitted Investments (including obligations of the Servicer or of any of its Affiliates, if such obligations otherwise qualify as Permitted Investments), which shall mature or otherwise be available not later than the Business Day next preceding the Payment Date or on the Payment Date next following the date of such investment as long as such action does not result in a withdrawal or downgrading of the then current ratings on the Notes by the Rating Agencies (except that any investment in an obligation of the institution with which the Collection Account is maintained may mature on or before 12:00 noon, Chicago time, on such Payment Date) and shall not be sold or disposed of prior to its maturity. In the event the Administrator is at any time maintaining the Collection Account, any request by the Servicer to invest funds on deposit in the Collection Account shall be in writing, shall be delivered to the Administrator at or before 10:30 A.M., Chicago time, if such investment is to be made on such day, and shall certify that the requested investment is a Permitted Investment that matures at or prior to the time required hereby. In the absence of such investment instructions, the amounts on deposit in the Collection Account shall remain uninvested. Any such investment shall be registered in the name of or controlled by the Administrator on behalf of the Indenture Trustee or in the name of its nominee and to the extent such investments are certificated they shall be maintained in the possession or control of the Administrator on behalf of the Indenture Trustee in the state of its Corporate Trust Office. Except as provided above, all income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized.
     (e) The Administrator is hereby authorized to execute purchases and sales of Permitted Investments as directed by the Servicer through the facilities of its own trading or capital markets operations. The Administrator shall send to the Servicer statements reflecting the monthly activity for each such purchase and sale made for the preceding month. Although the Servicer recognizes that it may obtain a broker confirmation or written monthly statement containing comparable information at no additional cost, the Servicer hereby agrees that confirmations of investments are not required to be issued by the Administrator for each month in which a monthly statement is rendered. No statement need be rendered pursuant to the provision of this subsection if no activity occurred in the account for such month.
     SECTION 3.03 Withdrawals from the Collection Account.
     (a) The Administrator shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:
     (i) On each Payment Date, to make distributions and payments to the Noteholders and the Transferor in respect of the Ownership Interest pursuant to Section 5.01;
     (ii) From time to time, to make investments in Permitted Investments and to pay to the Servicer all income and gain earned in respect of Permitted Investments or on funds deposited in the Collection Account;
     (iii) To reimburse the Depositor or the Servicer to the extent permitted by Section 6.03;
     (iv) To withdraw any funds deposited in the Collection Account that were not required to be deposited therein or were deposited therein in error and to pay such funds to the appropriate Person;

     (v) To pay to the party legally entitled by a final order of a court of competent jurisdiction in an insolvency proceeding an amount equal to any preference claim made with respect to amounts paid with respect to the Home Equity Loans; provided that, if any such amount is later determined not to be a preference by such court of competent jurisdiction and is returned to the Servicer or any Subservicer, such amount shall be redeposited into the Collection Account by the Servicer;
     (vi) To clear and terminate the Collection Account upon the termination of this Agreement and the Indenture and to pay any amounts remaining therein to the Transferor in respect of the Ownership Interest; and
     (vii) To reimburse the Servicer for Skip-A-Pay Advances to the extent permitted by Section 3.01(f).
     (b) If the Servicer deposits in the Collection Account any amount not required to be deposited therein or credited thereto or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment, it may at any time withdraw such amount from the Collection Account pursuant to Section 3.03(a)(iv), and any such amounts shall not be included in Net Interest Collections and Principal Collections, any provision herein to the contrary notwithstanding. Any withdrawal or debit permitted by Section 3.03(a) shall be accomplished by delivering an Officer’s Certificate of the Servicer to the Administrator which describes the purpose of such withdrawal (including, without limitation, that any such amount was deposited in the Collection Account in error or, in the case of returned checks, that such amounts were properly debited, respectively). Upon receipt of any such Officer’s Certificate, the Administrator shall withdraw such amount for the account of the Servicer. All funds deposited by the Servicer in the Collection Account shall be held by the Administrator on behalf of the Indenture Trustee in trust for the benefit of the Noteholders and the Transferor in respect of the Ownership Interest, until disbursed in accordance with Section 5.01 or Section 5.4(b) of the Indenture or withdrawn or debited in accordance with this Section.
     SECTION 3.04 Maintenance of Hazard Insurance; Property Protection Expenses. Each Home Equity Loan requires that the borrower thereunder maintain hazard insurance naming the Servicer or the related Subservicer as loss payee providing extended coverage in an amount which is at least equal to the lesser of (i) 100% of the insurable value of the Mortgaged Property or (ii) the combined principal balance owing on such Home Equity Loan and any mortgage loan senior to such Home Equity Loan from time to time. The Servicer represents and warrants that it or the applicable Seller verified the existence of such hazard insurance at the origination of the Home Equity Loan. The Servicer may cause to be maintained for each Home Equity Loan on which such insurance has lapsed hazard insurance with terms and limits similar to those described above. Any Insurance Proceeds received by the Servicer shall be deposited in the Collection Account on the Deposit Date in accordance with Section 3.02(b), subject to withdrawal pursuant to Section 3.03. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purposes of this Agreement, be added to the Principal Balance of the Home Equity Loan even if the terms of such Home Equity Loan so permit. The Servicer shall also maintain on property acquired upon foreclosure, or by grant of deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) 100% of the insurable value of the Mortgaged Property or (ii) the combined unpaid principal balance owing on such Home Equity Loan and any mortgage loans senior to such Home Equity Loans at the time of such foreclosure or grant of deed in lieu of foreclosure plus accrued interest thereon. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Home Equity Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of Fannie Mae. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Home Equity Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. As to Mortgaged Properties acquired by the Servicer as provided herein, the Servicer may satisfy its obligation set forth in the sixth sentence of this Section 3.04 by self insuring Mortgaged Properties for which the aggregate unpaid principal balance of the related Home Equity Loans plus the outstanding balance of any mortgage loans senior to such Home Equity Loans at the time title was acquired, plus accrued interest (the “Combined Exposure”), was less than $250,000 (or such other amount as the Servicer may in good faith determine from time to time) and by causing hazard policies to be maintained with respect to Mortgaged Properties for which the Combined Exposure equals or exceeds the self insurance threshold established from time to time by the Servicer by maintaining a blanket policy consistent with prudent industry standards insuring against hazard losses on the Mortgaged Properties. Such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the sixth sentence of this Section 3.04, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.
     SECTION 3.05 Assumption and Modification Agreements. In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise or refrain from exercising its right to accelerate the maturity of such Home Equity Loan consistent with the then-current practice of the Servicer and without regard to the inclusion of such Home Equity Loan in the Trust and not in the Servicer’s portfolio. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Servicer (so long as such action conforms with the Servicer’s underwriting standards at the time for new originations) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. The Servicer shall notify the Indenture Trustee that any assumption and modification agreement has been completed by delivering to the Indenture Trustee an Officer’s Certificate certifying that such agreement is in compliance with this Section and by forwarding to the applicable Subservicer on behalf of the Depositor or the Indenture Trustee, as applicable, the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Mortgage Note may be made by the Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Mortgage

Note pursuant to Section 3.01 unless the conditions specified in Section 3.01 are satisfied. Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation.
     SECTION 3.06 Realization Upon Defaulted Home Equity Loans.
     (a) The Servicer (or the Servicer together with the related Seller as called for by the Home Equity Loan Purchase Agreement) shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Home Equity Loans as come into and continue in default when, in the opinion of the Servicer based upon the practices and procedures referred to in the following sentence, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02; provided that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds to pay Liquidation Expenses before any Net Liquidation Proceeds are deposited in the Collection Account.
     (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall (i) so long as at least two of Moody’s, Standard & Poor’s and Fitch assign a long-term unsecured debt rating to the Servicer of at least “Baa3”, in the case of Moody’s, “BBB”, in the case of Fitch, and “BBB-” in the case of Standard & Poor’s, be issued in the name of the related Subservicer or (ii) if the rating requirements in clause (i) are not satisfied, be issued to the Indenture Trustee, or to its nominee on behalf of Noteholders.
     SECTION 3.07 [Reserved].
     SECTION 3.08 Indenture Trustee to Cooperate.
     (a) Upon any payment in full of the Principal Balance of any Home Equity Loan, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage or written evidence of cancellation thereon and to cause the removal from the registration on the MERS® System of such Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Indenture Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Home Equity Loan, the Indenture Trustee shall, upon request of the Servicer and delivery to the Indenture Trustee of a trust receipt signed by a Servicing Officer, release the related Mortgage File to the Servicer, and the Indenture Trustee shall execute such documents as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Indenture Trustee when the need therefor by the Servicer no longer exists unless the Home Equity Loan shall be liquidated, in which case, upon receipt of an Officer’s Certificate of the Servicer, the trust receipt shall be released by the Indenture Trustee to the Servicer.
     (b) In order to facilitate the foreclosure of the Mortgage securing any Home Equity Loan that is in default following recordation of the assignments of Mortgage in accordance with the provisions hereof, the Trust shall, if the Servicer so requests in writing and supplies the Trust with appropriate forms therefor, assign such Home Equity Loan for the purpose of collection to the Servicer or to the related Subservicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Home Equity Loan and deposit or credit the Net Liquidation Proceeds received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Home Equity Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Home Equity Loan to the Indenture Trustee and return it to the place where the related Mortgage File was being maintained.
     SECTION 3.09 Servicing Compensation; Payment of Certain Expenses by Servicer. So long as HSBC Finance or one of its Affiliates is the Servicer, the Servicing Fee for each Collection Period ending on or before [   ] shall be paid pursuant to Section 5.01(a)[(xix)]. The Servicer shall be entitled to receive the Servicing Fee as compensation for its services in connection with servicing the Home Equity Loans. On any Payment Date prior to the [   ] Payment Date when HSBC Finance or one of its Affiliates is not the Servicer or on any Payment Date on and after the [   ] Payment Date regardless of whether HSBC Finance or one of its Affiliates is the Servicer, the Servicing Fee for each Collection Period shall be paid to the Servicer out of Interest Collections prior to their deposit in the Collection Account and shall not be the responsibility or liability of the Trust, the Owner Trustee, the Indenture Trustee, the Administrator, the Noteholders or the Transferor in respect of the Ownership Interest. Additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection Account shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Owner Trustee, Administrator and Indenture Trustee fees, expenses and indemnifications due to the Indenture Trustee under Section 6.7 of the Indenture, due to the Administrator under Section 6.16 of the Indenture, and all other fees and expenses not expressly stated hereunder to be for the account of the Noteholders and the Transferor in respect of the Ownership Interest) and shall not be entitled to reimbursement therefor except as specifically provided herein.

     SECTION 3.10 Annual Statement as to Compliance.
     (a) The Servicer shall deliver, and, to the extent required by Section 1123 of Regulation AB, shall cause each Subservicer to deliver, to the Depositor, the Indenture Trustee, the Administrator and the Owner Trustee an Officer’s Certificate satisfying the requirements of Section 1123 of Regulation AB signed by a responsible officer of the Servicer or such Subservicer, as applicable, for the year ended December 31 (or other applicable date) of the immediately preceding year, and stating that (i) a review of the activities of the Servicer or such Subservicer, as applicable, during the preceding 12-month period (or such shorter or longer, as applicable, period since the Closing Date) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Servicer or such Subservicer, as applicable, has fulfilled in all material respects all of its obligations under this Agreement throughout such period, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.
     (b) The Officer’s Certificates referred to in Section 3.10(a) will be delivered on or before March 15 of each calendar year, beginning March 15, 200_, unless the Issuer is not required to file periodic reports under the Exchange Act, in which case the certificates may be delivered within 90 days after the end of each calendar year.
     (c) The Servicer shall deliver to the Indenture Trustee, with a copy to each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer’s Certificate of any event which with the giving of notice or the lapse of time or both, would become a Servicer Termination Event.
     (d) The Servicer shall, and, to the extent required by Section 1122 of Regulation AB, shall cause each Subservicer to:
     (i) deliver to the Indenture Trustee, the Administrator and the Owner Trustee, a report, for the year ended December 31 of the preceding calendar year, on its assessment of compliance during the preceding calendar year with the Servicing Criteria applicable to it, including disclosure of any material instance of non-compliance identified by the Servicer or such Subservicer, as applicable, that satisfies the requirements of Rule 13a-18 and 15d-18 under the Exchange Act and Item 1122 of Regulation AB under the Securities Act; and
     (ii) cause an independent registered public accounting firm that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to the Indenture Trustee, the Administrator and the Owner Trustee an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB, with respect to each assessment of compliance with Servicing Criteria delivered pursuant to clause (i) above. Such attestation report will be addressed to the board of directors of the Servicer or such Subservicer, as applicable, and to the Indenture Trustee, the Administrator and the Owner Trustee and will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act. The firm may render other services to the Servicer, such Subservicer or the Seller, but the firm must indicate in each attestation report that it is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act.
     The reports referred to in Section 3.10(d) will be delivered on or before March 15 of each calendar year, beginning March 15,     , unless the Issuer is not required to file periodic reports under the Exchange Act, in which case the reports may be delivered within 90 days after the end of each calendar year.
     (e) If directed by the Depositor, the Servicer will prepare, execute, file and deliver all reports, statements, information, certificates or other documentation required to be delivered by the Issuer pursuant to the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules thereunder.
     SECTION 3.11 Access to Certain Documentation and Information Regarding the Home Equity Loans.
     (a) The Servicer and the Subservicers shall provide to the Indenture Trustee, the Owner Trustee, the Transferor in respect of the Ownership Interest, the Noteholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Home Equity Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer or the Subservicers. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.
     (b) No later than the Determination Date preceding the related Payment Date, the Servicer shall supply information in such form as the Administrator shall reasonably request to the Administrator and the Paying Agent as is required to enable the Paying Agent or the Administrator, as the case may be, to make the required payments to Noteholders on such Payment Date.
     SECTION 3.12 Maintenance of Certain Servicing Insurance Policies. The Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae for Persons performing servicing for mortgage loans purchased by such association.
     SECTION 3.13 [Reserved].

     SECTION 3.14 Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property. The Servicer shall prepare and deliver, or cause to be prepared, mailed and filed all federal and state information reports for the Home Equity Loans when and as required by all applicable state and federal income tax laws including, to the extent applicable, returns reporting a cancellation of indebtedness as prescribed by Section 6050P of the Code. In particular, with respect to the requirement under Section 6050J of the Code, to the effect that a lender shall be required to report foreclosures and abandonments of any mortgaged property for each year beginning in 200_, the Servicer shall prepare, mail and file in a timely fashion each year as required by law information statements in accordance with the reporting requirements imposed by Section 6050J with respect to each instance occurring during the previous calendar year in which the Servicer or any Subservicer (i) on behalf of the Indenture Trustee acquired an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Home Equity Loan or (ii) knew or had reason to know that any Mortgaged Property has been abandoned. The information statements from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J of the Code.
     SECTION 3.15 Additional Covenants of HSBC Finance. HSBC Finance hereby agrees that:
     (a) it will maintain its books and records to clearly note the separate corporate existence of the Depositor, each Subservicer and the Servicer;
     (b) the Depositor, the Subservicers and HSBC Finance will share certain overhead expenses, although the amount the Depositor will be charged for such use will be based on actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to use;
     (c) separate financial records will be maintained to reflect the assets and liabilities of the Depositor, HSBC Finance and each Subservicer, which financial records are and will be subject to audit by independent public accountants at the reasonable request of the Board of Directors of the Depositor, HSBC Finance or such Subservicer, as the case may be;
     (d) except as permitted hereunder, there will be no commingling of the assets of the Depositor with the assets of HSBC Finance or any Subservicer. All demand deposit accounts and other bank accounts of the Depositor will be maintained separately from those of HSBC Finance and the Subservicers. Monetary transactions between the Depositor and HSBC Finance or any Subservicer are and will continue to be properly reflected in their respective financial records;
     (e) HSBC Finance at all times will recognize, and will take all steps within its power to maintain, the corporate existence of the Depositor and Subservicers as being separate and apart from its own corporate existence and will not refer to the Depositor or any Subservicer as a department or division of HSBC Finance; and
     (f) Except as otherwise expressly provided herein, the Depositor and HSBC Finance will not guaranty or advance the proceeds for payment of any obligations of the Trust.

     SECTION 3.16 Servicing Certificate. Not later than each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Administrator, the Paying Agent and each Rating Agency a Servicing Certificate containing the information set forth below with respect to the Home Equity Loans on an aggregate basis as of the end of the preceding Collection Period (in written form or the form of computer readable media or such other form as may be agreed to by the Administrator and the Servicer), together with an Officer’s Certificate to the effect that such Servicing Certificate is true and correct in all material respects, stating the related Collection Period, Payment Date, the series number of the Notes, the date of this Agreement, and:
     (i) the Available Payment Amount for such Payment Date, separately stating the amount of Interest Collections and Principal Collections;
     (ii) the amount of the payments due to Holders of the each Class of Notes for such Payment Date, separately stating the portions thereof allocable to interest and allocable to principal;
     (iii) the amount of any Interest Carry Forward Amount and Supplemental Interest Amount for each Class of Notes paid on such Payment Date and the amount of any Interest Carry Forward Amount or Supplemental Interest Amount for each Class of Notes remaining after giving effect to the payments on such Payment Date;
     (iv) the amount of any Extra Principal Payment Amount for such Payment Date, including the amounts payable in respect thereof to each Class of Notes on such Payment Date;
     (v) the Principal Payment Amount for such Payment Date, separately stating the components thereof, including in each case the amounts payable in respect thereof to each Class of Notes on such Payment Date;
     (vi) the Principal Carry Forward Amount for each Class of Notes for such Payment Date and the amount of any Principal Carry Forward Amount for each Class of Notes remaining after giving effect to the payments on such Payment Date;
     (vii) the Note Principal Amount of each Class of Notes, the Pool Balance as reported in the prior Monthly Payment Statement or, in the case of the first Determination Date, the Original Note Principal Amount for each Class of Notes and the Cut-Off Date Pool Balance;
     (viii) the number and aggregate Principal Balance of any Home Equity Loan purchased or substituted by the Depositor or the Servicer with respect to the related Collection Period pursuant to Section 2.02;
     (ix) the number and aggregate Principal Balance of any Home Equity Loan purchased or substituted by the Depositor or the Servicer with respect to the related Collection Period pursuant to Section 2.04;

     (x) the number and aggregate Principal Balance of any Home Equity Loan purchased or substituted by the Depositor or the Servicer with respect to the related Collection Period pursuant to Section 3.01;
     (xi) the number and aggregate Principal Balance of any Home Equity Loan that the Servicer has consented to the placement of a senior lien during the related Collection Period pursuant to Section 3.01(a);
     (xii) the amount of any Substitution Adjustment Amounts for such Payment Date;
     (xiii) the amount to be paid to the Transferor in respect of the Ownership Interest for the related Payment Date pursuant to Section 5.01(a)[(xx)];
     (xiv) the Note Principal Amount for each Class of Notes after giving effect to the payment to be made on the related Payment Date;
     (xv) the Servicing Fee for the related Collection Period and any accrued amounts thereof that remain unpaid for previous Collection Periods;
     (xvi) the amount of all payments or reimbursements to the Servicer pursuant to Sections 3.03(ii) through (vii);
     (xvii) the Overcollateralization Amount, the Interim Overcollateralization Amount, the Interim Overcollateralization Deficiency, the Overcollateralization Release Amount, the Targeted Overcollateralization Amount, and the Monthly Excess Cashflow for such Payment Date;
     (xviii) the number of Home Equity Loans outstanding at the beginning and at the end of the related Collection Period;
     (xix) the Pool Balance as of the end of the related Collection Period;
     (xx) the number and aggregate Principal Balances of Home Equity Loans (x) as to which one, two or three or more scheduled monthly payments, respectively, are contractually delinquent, and (y) that have become REO, in each case as of the end of such Collection Period;
     (xxi) the unpaid principal amount of all Home Equity Loans that became Liquidated Home Equity Loans during such Collection Period;
     (xxii) the Cumulative Realized Losses on the Home Equity Loans for the related Collection Period;
     (xxiii) the Two Payment-Plus Delinquency Percentage for the related Collection Period;
     (xxiv) the Two Payment-Plus Rolling Average for such Payment Date;

     (xxv) LIBOR for such Payment Date;
     (xxvi) whether a Servicer Termination Event has occurred since the prior Determination Date, specifying each such Servicer Termination Event if one has occurred;
     (xxvii) whether an Event of Default has occurred and is continuing;
     (xxviii) the Class [A-1] Formula Rate, Class [A-1] Note Rate, Class [A-2] Formula Rate, Class [A-2] Note Rate, Class [M-1] Formula Rate, Class [M-1] Note Rate, Class [M-2] Formula Rate, Class [M-2] Note Rate and the Available Funds Cap for such Payment Date;
     (xxix) the amount of any Skip-A-Pay Advances for the related Collection Period;
     (xxx) the Skip-A-Pay Reimbursement Amount for such Payment Date;
     (xxxi) the Cumulative Loss Percentage for the related Collection Period;
     (xxxii)whether a Trigger Event has occurred and is continuing; and
     (xxxiii) such other information as is required by the Code and regulations thereunder to be made available to Holders of any Class of the Notes.
     The Administrator, the Indenture Trustee and the Paying Agent shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making payments pursuant to the terms of this Agreement, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Servicer and the Administrator or as may be required by the rules and regulations of the Securities and Exchange Commission. The Servicer shall give notice of any such change to the Rating Agencies.

ARTICLE IV
[RESERVED]

ARTICLE V
PRIORITY OF PAYMENTS; STATEMENTS TO
NOTEHOLDERS; RIGHTS OF NOTEHOLDERS

     SECTION 5.01 Payments.
     (a) Payments of Net Interest Collections and Principal Collections. Pursuant to Section 3.1 of the Indenture, on each Payment Date, the Paying Agent, with respect to the Notes and the Ownership Interest, shall distribute out of the Collection Account, to the extent of the Available Payment Amount, the following amounts and in the following order of priority to the following Persons (in accordance with the information set forth in the Servicing Certificate):
     (i) to the Class [A-1] Notes and the Class [A-2] Notes, pro rata, the Current Interest plus the Interest Carry Forward Amount with respect to each such Class of Notes for such Payment Date;
     (ii) to the Class [M-1] Notes, the Current Interest plus the Interest Carry Forward Amount with respect to the Class [M-1] Notes for such Payment Date;
     (iii) to the Class [M-2] Notes, the Current Interest plus the Interest Carry Forward Amount with respect to the Class [M-2] Notes for such Payment Date;
     (iv) to the Class [A-1] Notes until the Note Principal Amount of the Class [A-1] Notes has been reduced to zero, [   ]% of the Principal Payment Amount for such Payment Date;
     (v) to the Class [A-1] Notes, the Principal Carry Forward Amount with respect to the Class [A-1] Notes for such Payment Date;
     (vi) to the Class [A-1] Notes until the Note Principal Amount of the Class [A-1] Notes has been reduced to zero, [   ]% of the Additional Principal Reduction Amount for such Payment Date;
     (vii) to the Class [A-2] Notes until the Note Principal Amount of the Class [A-2] Notes has been reduced to zero, [   ]% of the Principal Payment Amount for such Payment Date;
     (viii) to the Class [A-2] Notes, the Principal Carry Forward Amount with respect to the Class [A-2] Notes for such Payment Date;
     (ix) to the Class [A-2] Notes until the Note Principal Amount of the Class [A-2] Notes has been reduced to zero, [   ]% of the Additional Principal Reduction Amount for such Payment Date;
     (x) to the Class [M-1] Notes until the Note Principal Amount of the Class [M-1] Notes has been reduced to zero, [   ]% of the Principal Payment Amount for such Payment Date;

     (xi) to the Class [M-1] Notes, the Principal Carry Forward Amount with respect to the Class [M-1] Notes for such Payment Date;
     (xii) to the Class [M-1] Notes until the Note Principal Amount of the Class [M-1] Notes has been reduced to zero, [   ]% of the Additional Principal Reduction Amount for such Payment Date;
     (xiii) to the Class [M-2] Notes until the Note Principal Amount of the Class [M-2] Notes has been reduced to zero, [   ]% of the Principal Payment Amount for such Payment Date;
     (xiv) to the Class [M-2] Notes, the Principal Carry Forward Amount with respect to the Class [M-2] Notes for such Payment Date;
     (xv) to the Class [M-2] Notes until the Note Principal Amount of the Class [M-2] Notes has been reduced to zero, [   ]% of the Additional Principal Reduction Amount for such Payment Date;
     (xvi) concurrently, to the Class [A-1] Notes, Class [A-2] Notes, Class [M-1] Notes and Class [M-2] Notes until the Note Principal Amount of each such Class of Notes has been reduced to zero, [   ]%, [   ]%, [   ]% and [   ]% of the Extra Principal Payment Amount for such Payment Date, respectively;
     (xvii) to the Class [A-1] Notes, Class [A-2] Notes, Class [M-1] Notes and Class [M-2] Notes, pro rata based on unpaid Supplemental Interest Amounts, the outstanding Supplemental Interest Amount for such Class and for such Payment Date;
     (xviii) to the Owner Trustee on behalf of the Trust, an amount sufficient to pay any judgment or settlement affecting the Trust;
     (xix) so long as HSBC Finance or one of its Affiliates is the Servicer, to the Servicer, all accrued and unpaid Servicing Fees for each Collection Period ending prior to the Collection Period ending on [   ]; and
     (xx) to the Transferor in respect of the Ownership Interest, any remaining Available Payment Amount; provided, however, that on any Payment Date after the earlier of (i) the date on which the first auction conducted by the Indenture Trustee, or an agent of the Indenture Trustee, pursuant to Section 8.01(c) does not produce any bid at least equal to the Termination Price or (ii) the [   ] Payment Date, any remaining amount available for payment pursuant to this Section 5.01(a)(xx) shall instead be paid concurrently, [   ]% to the Class [A-1] Notes, [   ]% to the Class [A-2] Notes, [   ]% to the Class [M-1] Notes and [   ]% to the Class [M-2] Notes, in reduction of the applicable Note Principal Amount of each Class;
     provided, that if the Indenture Trustee or the Administrator collects any money or property pursuant to Article V of the Indenture, the Indenture Trustee, the Administrator and the Paying Agent shall pay out the money or property as provided in Section 5.4(b) of the Indenture; provided, further, that to the extent the Note Principal Amount of any Class of Notes has been reduced to zero, then 100% of any applicable amounts described above will be paid to the Class of Notes with the immediately subordinate payment priority until the Note Principal Amount of such Class of Notes has been reduced to zero; and provided, further, that if on the Business Day immediately preceding any Payment Date the Servicer does not deposit funds into the Collection Account relating to amounts payable on that Payment Date pursuant to Section 5.01(a)[(xix)] through [(xx)] above, then on that Payment Date the Servicer shall, from payments and collections on the Home Equity Loans received by the Servicer during the related Collection Period and not deposited into the Collection Account, (i) pay to itself all amounts, if any, payable pursuant to Section 5.01(a)[(xix)] above and (ii) pay to the Transferor all amounts, if any, payable to the Transferor pursuant to Section 5.01(a)[(xx)] above.
     (b) Method of Payment. The Administrator or the Paying Agent shall make payments in respect of a Payment Date to each Noteholder of record on the related Record Date (other than as provided in Section 8.01 respecting the final payment) by wire transfer, or upon prior written request by a Noteholder delivered to the Administrator at least five Business Days prior to such Record Date, by check or money order mailed to such Noteholder at the address appearing in the Note Register, or by such other means of payment as such Noteholder and the Administrator shall agree. Payments among Noteholders shall be made in proportion to the Percentage Interests evidenced by the Notes held by such Noteholders. The Administrator, acting in its capacity as Paying Agent, shall make payments in respect of a Payment Date to the Transferor of record on the related Record Date, in respect of the Ownership Interest by wire transfer or by such other means of payment as the Transferor and the Paying Agent shall agree; provided, that if such payments are being paid directly to the Transferor by the Servicer in accordance with Section 5.01(a) above, then such payments shall be made by wire transfer or by such other means of payment as the Transferor and the Servicer shall agree.
     (c) Payments on Book-Entry Notes. Each payment with respect to a Book-Entry Note shall be paid to the Depository, which shall credit the amount of such payment to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such payment to the Note Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents. All such credits and disbursements with respect to a Book-Entry Note are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Class of Notes. None of the Indenture Trustee, the Administrator, the Paying Agent, the Note Registrar, the Trust or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.
     SECTION 5.02 Calculation of LIBOR, the Formula Rate.
     (a) Calculation of the Formula Rate. On or prior to each LIBOR Determination Date, the Servicer shall determine the Formula Rate for each Class of Notes for the related Payment Date based on the determination of LIBOR made by the Administrator as set forth in this Section 5.02.

     (b) Calculation of LIBOR. Until the Principal Balance of each Class of the Notes has been reduced to zero, the Administrator shall establish LIBOR on each LIBOR Determination Date as follows:
     (i) If on such LIBOR Determination Date a rate for United States dollar deposits for one month appears on the Dow Jones Telerate System, page 3750, LIBOR for the next Accrual Period shall be equal to such rate as of 11:00 A.M., London time;
     (ii) If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Administrator after consultation with the Servicer), the rate shall be determined as follows:
(x) The Administrator on the LIBOR Determination Date will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Administrator, to provide the Administrator with its offered quotation for deposits in United States dollars for the upcoming one-month period, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations.
(y) If fewer than two quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such LIBOR Determination Date by three major banks in New York City selected by the Administrator for one-month United States dollar loans to leading European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Administrator are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Determination Date will continue to be LIBOR as then currently in effect on such LIBOR Determination Date.
     (iii) The establishment of LIBOR on each LIBOR Determination Date by the Administrator and the Servicer’s calculation of the rate of interest applicable to the Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding. The Administrator shall, upon determination of LIBOR for the relevant Accrual Period, inform the Servicer (at the facsimile number given to the Administrator in writing) of such rates.
     SECTION 5.03 Statements to Noteholders. (a) On each Payment Date, the Servicer shall deliver a copy of the applicable Servicing Certificate delivered to the Administrator pursuant to Section 3.16 to each Noteholder concurrently with each payment to Noteholders (the “Monthly Payment Statement”).
     In the case of information furnished pursuant to clauses (ii) and (iii) of Section 3.16, the amounts shall be expressed, in a separate section of the report, as a dollar amount per Class [A-1] Note, Class [A-2] Note, Class [M-1] Note or Class [M-2] Note, as applicable, for each Note for each $1,000 original dollar amount as of the Cut-Off Date.
     The Servicer will make the reports referred to in this section (and, at its option, any additional files containing the same information in an alternative format) available each month to Noteholders and other parties to this Agreement via the Servicer’s website, which is presently located at www.hsbcusa.com/hsbc_finance/abs. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by requesting a paper copy in a written request addressed to the Servicer at the address listed in Section 9.05. The Servicer shall have the right to change the way the reports referred to in this section are distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Noteholders. The Servicer shall provide timely and adequate notification to the Administrator, who shall thereupon provide a copy of such notification to the Noteholders, regarding any such change.
     (a) The Administrator shall prepare or cause to be prepared (in a manner consistent with the treatment of the Notes as indebtedness of the Trust, or as may be otherwise required by Section 3.14 hereof) Internal Revenue Service Form 1099 (or any successor form) and any other tax forms required to be filed or furnished to Noteholders in respect of payments by the Administrator (or the Paying Agent) on the Notes and shall file and distribute such forms as required by law.
     (b) Reports and computer tapes furnished by the Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent provided in this Agreement and to the extent required by law or to the Rating Agencies, the Depositor and to the extent the Servicer instructs the Administrator in writing to furnish information regarding the Trust or the Home Equity Loans to third-party information providers. No Person entitled to receive copies of such reports or tapes or lists of Noteholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement.
     (c) On or before February 28 of each year, the Servicer shall prepare or cause to be prepared and shall forward or give access to the Administrator the information set forth in clauses (i) and (ii) of Section 3.16 aggregated for such calendar year. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code.

ARTICLE VI
THE SERVICER AND THE DEPOSITOR
     SECTION 6.01 Liability of the Servicer and the Depositor. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.
     SECTION 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor. Any corporation into which the Servicer or Depositor may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto so long as such entity is investment grade rated, anything herein to the contrary notwithstanding. The Servicer shall, at least 15 calendar days prior to the effective date of any such merger, consolidation or succession, provide written notice thereof to the Depositor, in form and substance reasonably satisfactory to the Depositor, containing all information reasonably requested by the Depositor in order for the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K.
     SECTION 6.03 Limitation on Liability of the Servicer, the Depositor and Others. None of the Servicer, the Depositor, or any director, officer, employee or agent of the Servicer or the Depositor shall be under any liability to the Trust or the Noteholders for any action taken or for refraining from the taking of any action by the Servicer or the Depositor, as applicable, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer, the Depositor or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder, and that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior Lien exceed Net Liquidation Proceeds realized with respect to the related Home Equity Loan. The Servicer, the Depositor and any director, officer, employee or agent of the Servicer or the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer, the Depositor and any director, officer, employee or agent of the Servicer or the Depositor shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Notes, other than any loss, liability or expense related to any specific Home Equity Loan or Home Equity Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Servicer nor the Depositor shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer or the Depositor may, in its sole discretion, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom and any claims by the Servicer or the Depositor hereunder for indemnification shall be expenses, costs and liabilities of the Trust, and the Servicer or the Depositor, as the case may be, shall be entitled to be reimbursed therefor and indemnified pursuant to the terms hereof from amounts deposited in the Collection Account as provided by Section 3.03. The Servicer’s and the Depositor’s right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Noteholder for any amounts paid by the Servicer pursuant to any provision of this Agreement.
     SECTION 6.04 Servicer Not to Resign. Subject to the provisions of Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee; (b) each Rating Agency shall have confirmed to the Indenture Trustee that the appointment of such proposed successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then-current rating of any Class of Notes; and (c) such proposed successor servicer has agreed in writing to assume the obligations of Servicer hereunder and the Servicer has delivered to the Indenture Trustee an Opinion of Counsel to the effect that all conditions precedent to the resignation of the Servicer and the appointment of and acceptance by the proposed successor servicer have been satisfied; provided, however, that in the case of clause (i) above no such resignation by the Servicer shall become effective until the Indenture Trustee shall have assumed the Servicer’s responsibilities and obligations hereunder or the Indenture Trustee shall have designated a successor servicer in accordance with Section 7.02; and, provided further that as a condition precedent to the effectiveness of any such resignation, the Servicer shall, at least 15 calendar days prior to the effective date of such resignation, provide written notice thereof to the Depositor, in form and substance reasonably satisfactory to the Depositor, containing all information reasonably requested by the Depositor in order for the Depositor to comply with its reporting obligations under Item 6.02 of Form 8-K. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee.
     SECTION 6.05 Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the

Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. The Servicer shall provide each Rating Agency, the Owner Trustee and the Indenture Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Servicer’s Affiliates or their respective successors and assigns.
ARTICLE VII
SERVICER TERMINATION
     SECTION 7.01 Servicer Termination Events.
     If any one of the following events (“Servicer Termination Events”) shall occur and be continuing:
     (a) Any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Indenture Trustee, the Administrator or the Depositor, or to the Servicer, the Depositor, the Indenture Trustee and the Administrator by the Majority Noteholder; or
     (b) Any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Notes or in this Agreement (including covenants in Section 2.03), which failure continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or the Depositor, or to the Servicer, the Depositor and the Indenture Trustee by the Majority Noteholder; or
     (c) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or
     (d) The consent by the Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;
then, and in each and every case, so long as a Servicer Termination Event shall not have been remedied by the Servicer, either the Indenture Trustee or the Depositor may, and at the direction of the Majority Noteholder, the Indenture Trustee shall, by notice then given in writing to the Servicer, the Depositor and the Indenture Trustee, as applicable, terminate all of the rights and obligations of the Servicer as servicer under this Agreement; provided, however, that in the event of a Servicer Termination Event related to a failure to comply with an Section 3.10, the Servicer may only be terminated at the direction of the Depositor; and provided further, that the responsibilities and duties of the initial Servicer with respect to the purchase of Home Equity Loans pursuant to Sections 2.02, 2.04(c) and 3.01 shall not terminate. Any such notice to the Servicer shall also be given to each Rating Agency. On or after the receipt by the Servicer of such written notice, all authority and power of, and all benefits accruing to, the Servicer under this Agreement, whether with respect to the Notes or the Home Equity Loans or otherwise, shall pass to and be vested in the Indenture Trustee or, if a successor Servicer has been appointed under Section 7.02, such successor Servicer pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Home Equity Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts that shall at the time be held by the terminated Servicer and to be deposited by it in the Collection Account, or that have been deposited by the terminated Servicer in the Collection Account or thereafter received by the terminated Servicer with respect to the Home Equity Loans, and the recordation of Assignments of Mortgages to the Trust if MERS is not the mortgagee of a Home Equity Loan or otherwise in accordance with Section 7.02(c).
     Notwithstanding the foregoing, a delay in or failure of performance under Section 7.01(a) for a period of five (5) Business Days or under Section 7.01(b) for a period of sixty (60) days, shall not constitute a Servicer Termination Event if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God, acts of declared or undeclared war, public disorder, terrorism, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer shall provide the Indenture Trustee, the Depositor and the Noteholders with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee and each Rating Agency in writing of any Servicer Termination Events.
     SECTION 7.02 Indenture Trustee to Act; Appointment of Successor.
     (a) On and after the time the Servicer resigns pursuant to Section 6.04(i) or receives a notice of termination pursuant to Section 7.01, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of HSBC Finance as Servicer with respect to the purchase of the Home Equity Loans pursuant to Sections 2.02, 2.04(c), 3.01 and the indemnification obligation pursuant to Section 2.04(d) shall not terminate. As compensation therefor, the

Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Servicer, or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution or other mortgage loan or home equity loan servicer having all licenses and permits required in order to perform its obligations hereunder and a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the then-current rating assigned to any Class of Notes by the Rating Agencies, as evidenced by a writing to such effect delivered to the Indenture Trustee, and any successor Servicer appointed hereunder shall be reasonably acceptable to the Depositor. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Home Equity Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.09 (or such lesser compensation as the Indenture Trustee and such successor shall agree). The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All costs incurred in transferring the servicing to a successor servicer shall be paid by the Servicer.
     (b) Any successor, including the Indenture Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Home Equity Loans for the benefit of Noteholders and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an insurance policy pursuant to Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer or the Depositor of any of their representations or warranties contained herein or in any related document or agreement.
     (c) In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Indenture Trustee if the Indenture Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Home Equity Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS’ rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trust and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Home Equity Loan or servicing of such Home Equity Loan on the MERS®

System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any Assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (c). The successor Servicer shall cause such assignment to be delivered to the Indenture Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such Assignment of Mortgage was recorded.
     (d) In the event that the Servicer is terminated pursuant to Section 7.01 hereof, any successor to the Servicer as servicer under this Agreement, including the Indenture Trustee, shall provide to the Depositor, in written form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order for the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor servicer.
     SECTION 7.03 Waiver of Defaults. The Majority Noteholder may, on behalf of all Noteholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that the Majority Noteholder may not waive a default in making a required payment on a Note without the consent of each Holder of such Note. Upon any waiver of a past default, such default shall cease to exist and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Indenture Trustee to the Rating Agencies.
     SECTION 7.04 Notification to Noteholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article VII or Section 6.04 above, the Indenture Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register and each Rating Agency.

ARTICLE VIII
TERMINATION
     SECTION 8.01 Termination.
     (a) The respective obligations and responsibilities of the Depositor, the Seller, the Servicer, the Trust, the Administrator and the Indenture Trustee created hereby (other than the obligation of the Administrator and the Indenture Trustee to make certain payments to Noteholders after the Final Scheduled Payment Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Indenture Trustee and the Administrator of the earliest of (i) the final payment or other liquidation of the last Home Equity Loan remaining in the Trust; (ii) the sale of the Home Equity Loans as described in Section 10.2 of the Indenture and the corresponding redemption of the Notes, (iii) the optional purchase by the Servicer of the Home Equity Loans as described below in this Section 8.01 and (iv) the Payment Date in [   ].
     (b) The Servicer may, at its option, terminate this Agreement on any Payment Date following the first Payment Date on which the aggregate Note Principal Amount of all Classes of Notes (after giving effect to payments made on such Payment Date) is less than or equal to [15]% of the aggregate Original Note Principal Amount of all Classes of Notes by purchasing, on such next succeeding Payment Date, all of the outstanding Home Equity Loans and REO properties in the Trust at a price (the “Termination Price”) equal to the greater of (A) the sum of (i) the aggregate Purchase Price for the Home Equity Loans (as determined by the Servicer as of the close of business on the last day of the prior Collection Period) and (ii) the fair market value of the REO Properties (as reflected on the books and records of the Servicer as of the close of business on the last day of the prior Collection Period), or (B) the sum of (i) the aggregate Note Principal Amount of all Classes of Notes, (ii) one month’s interest on such Note Principal Amounts at the applicable Note Rate, (iii) any unpaid Interest Carry Forward Amounts, and (iv) any unpaid Supplemental Interest Amounts.
     Any such purchase shall be accomplished by deposit into the Collection Account on the Deposit Date before such Payment Date of the Termination Price.
     (c) If the Servicer does not repurchase all of the Home Equity Loans pursuant to Section 8.01(b) above within three (3) months of the first Payment Date upon which such repurchase option may occur, then promptly on the following Payment Date the Indenture Trustee shall, on its own behalf or through the use of an agent, and in either case at the expense of the Servicer, begin a process for soliciting bids in connection with an auction of the Home Equity Loans for an auction to occur on or before the next succeeding Payment Date (the “First Auction Date”) and, if necessary, any date after the First Auction Date (the “Subsequent Auction Date” and together with the First Auction Date, the “Auction Date”). The Indenture Trustee shall provide the Servicer written notice of such auctions at least ten (10) Business Days prior to the applicable Auction Date. The auctions shall be conducted at the expense of the Servicer and as follows:

     (i) If at least two bids are received, the Indenture Trustee, or an agent of the Indenture Trustee, shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee, or an agent of the Indenture Trustee, shall accept the highest of such remaining bids if it is equal to or in excess of the Termination Price. If less than two bids are received or the highest bid after the resolicitation process is completed is not equal to or in excess of the Termination Price, the Indenture Trustee, or an agent of the Indenture Trustee, shall not consummate such sale. If a bid equaling the Termination Price is received, then the Indenture Trustee, or an agent of the Indenture Trustee, may, and if so requested by the Servicer shall, consult with a financial advisor (at the expense of the Servicer), which may be an underwriter of the Notes, to determine if the fair market value of the Home Equity Loans and related property has been offered.
     (ii) If the first auction conducted by the Indenture Trustee, or an agent of the Indenture Trustee, does not produce any bid at least equal to the Termination Price, then the Indenture Trustee, or an agent of the Indenture Trustee, shall, beginning on the Payment Date occurring approximately three months after the Auction Date for the failed first auction, commence another auction in accordance with the requirements of this subsection (c). If such second auction does not produce any bid at least equal to the Termination Price, then the Indenture Trustee, or an agent of the Indenture Trustee, shall, beginning on the Payment Date occurring approximately three months after the Auction Date for the failed second auction, commence another auction in accordance with the requirements of this subsection (c), and shall continue to conduct similar auctions approximately every three months thereafter until the earliest of (i) delivery by the Servicer of notice of exercise of its repurchase option pursuant to Section 8.01(b) above, (ii) receipt by the Indenture Trustee, or an agent of the Indenture Trustee, of a bid meeting the conditions specified in the preceding paragraph, or (iii) the Payment Date on which the Principal Balance of all the Home Equity Loans is reduced to zero.
     (d) If the Indenture Trustee, or an agent of the Indenture Trustee, receives a bid meeting the conditions specified in subsection (c), then the Indenture Trustee shall release, or cause to be released, to the winning bidder, upon payment of the bid purchase price and satisfaction of any other terms and conditions of the auction sale, the Mortgage Files pertaining to the Home Equity Loans being purchased and the Trust and the Indenture Trustee shall take such other actions as the winning bidder may reasonably request to effect the transfer of the Home Equity Loans by the Trust to the winning bidder.
     (e) Notice of any termination, specifying the Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Noteholders may surrender their Notes to the Administrator for payment of the final payment and cancellation, shall be given promptly by the Administrator (upon receipt of written directions from the Servicer, if the Servicer is exercising its right to transfer of the Home Equity Loans, or the Indenture Trustee, which notice is given not later than the first day of the month preceding the month of such final payment) to the Noteholders by letter mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final payment specifying (i) the Payment Date upon which final payment of the Notes will be made upon presentation and surrender of Notes at the office or agency of the Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office or agency of the Administrator therein specified.
     (f) Upon presentation and surrender of the Notes, the Administrator, in accordance with the written directions of the Servicer, shall cause to be paid to the Noteholders on the Payment Date for such final payment, in proportion to their respective Percentage Interests an amount equal to (i) as to any Class of Notes, the sum of (A) such Class’ appropriate share of the Principal Payment Amount, (B) one month’s interest at the related Note Rate, (C) any Interest Carry Forward Amounts and (D) any Supplemental Interest Amounts and (ii) as to Transferor in respect of the Ownership Interest, the amount which remains on deposit in the Collection Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.
     (g) In the event that all of the Noteholders shall not surrender their Notes for final payment and cancellation on or before the Final Scheduled Payment Date, the Administrator shall promptly following such date cause all funds in the Collection Account not paid in final payment to Noteholders, to be withdrawn therefrom and credited to the remaining Noteholders by depositing such funds in a separate escrow account for the benefit of such Noteholders, and the Servicer (if the Servicer has exercised its right to purchase the Home Equity Loans) or the Administrator, on behalf of the Indenture Trustee, (in any other case) shall give a second written notice to the remaining Noteholders to surrender their Notes for cancellation and receive the final payment with respect thereto. If within nine months after the second notice all the Notes shall not have been surrendered for cancellation, the Ownership Interest will be entitled to all remaining unclaimed funds and other assets which remain subject hereto, and the Administrator upon transfer of such funds at the written request of the Transferor shall be discharged of any responsibility for such funds and the Noteholders shall look to the holder of the Ownership Interest for payment.
ARTICLE IX
MISCELLANEOUS PROVISIONS
     SECTION 9.01 Amendment.
     (a) This Agreement may be amended from time to time by the Depositor, the Servicer, the Trust, the Administrator and the Indenture Trustee by written agreement, without the consent of any of the Noteholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or to correct any error, (iii) to add to the duties of the Depositor, the Indenture Trustee, the Administrator or the Servicer, (iv) to add, amend or modify any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of any Class of Notes (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Indenture Trustee, the Administrator, the Depositor nor the Servicer is obligated to obtain, maintain or improve any such rating), (vi) to comply with any requirement imposed by changes in accounting policies that do not materially impact the Notes, (vii) to comply with any requirements imposed by the Code, or (viii) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement to comply with any rules or regulations promulgated by the SEC from time to time; provided, however, that as evidenced by an Opinion of Counsel (a copy of which shall be delivered to the Indenture Trustee and the Administrator) (at the expense of the party requesting such amendment) in each case (other than a case arising under clause (vi), (vii) or (viii)) such action shall not adversely affect in any material respect the interest of any Noteholder, and provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of Noteholders and no Opinion of Counsel to that effect shall be required, if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to any Class of Notes. Each party to this Agreement hereby agrees that it will cooperate with each other party to effect any amendment to this Agreement pursuant to clause (viii) above.
     (b) This Agreement also may be amended from time to time by the Servicer, the Depositor, the Trust, the Administrator and the Indenture Trustee, with the consent of the Holders of the Class or Classes of Notes that are affected by such amendment, evidencing Percentage Interests aggregating not less than 51% in Percentage Interests of each such Class or in the case of an amendment that affects all Classes, the Majority Noteholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Transferor in respect of the Ownership Interest; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on any Note without the consent of the Holder of such Note or (ii) reduce the aforesaid percentage required to consent to any such amendment, or (iii) result in a downgrading of the ratings of any Class of Notes without the consent of all Holders of each Class of Notes affected thereby.
     Prior to the solicitation of consent of Noteholders in connection with any such amendment, the party seeking such amendment shall furnish the Indenture Trustee and the Administrator with an Opinion of Counsel stating whether such amendment would create a material risk of the Trust incurring taxes imposed under the Code and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Noteholders and executed in accordance with this Section 9.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would create a material risk of the Trust incurring taxes imposed under the Code.
     Prior to the execution of any such amendment, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of Noteholders, the Indenture Trustee shall furnish written notification of the substance of such amendment to each applicable Noteholder.
     (c) It shall not be necessary for the consent of Noteholders under this Section 9.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.
     Prior to the execution of any amendment to this Agreement, each of the Indenture Trustee, the Administrator and the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and all conditions precedent to the execution of such amendment have been met. The Indenture Trustee and the Administrator may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s or the Administrator’s, as the case may be, own rights, duties, indemnities or immunities under this Agreement.
     SECTION 9.02 Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Noteholders’ expense on direction of the Indenture Trustee or the Majority Noteholder, but only when accompanied by an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee to the effect that such recordation materially and beneficially affects the interests of the Noteholders or is necessary for the administration or servicing of the Home Equity Loans.
     SECTION 9.03 Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.
     SECTION 9.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.
     SECTION 9.05 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid (except that notice to the Administrator shall be deemed given only upon actual receipt by the Administrator), to (a) in the case of the Depositor or the Servicer, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Treasurer, (b) in the case of the Indenture Trustee, at the Corporate Trust Office, (c) in the case of the Administrator, [                                                            ], Attention:                       ], (d) in the case of the Owner Trustee, [                      ], [c/o                      ], [                      ], Attention: [                      ], (e) in the case of Moody’s, ABS Monitoring Department, 99 Church Street, New York, New York 10007, (f) in the case of Standard & Poor’s, 55 Water Street, 40th Floor, New York, New York 10041, Attention: Structured Finance Surveillance, and (g) in the case of Fitch, One State Street Plaza, 33rd Floor, New York, New York 10004, Attention: RMBS Surveillance Department or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.
     SECTION 9.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.
     SECTION 9.07 No Partnership. Nothing herein contained shall be deemed or construed to create any partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor.
     SECTION 9.08 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.
     SECTION 9.09 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Depositor, the Servicer, each Seller, the Trust, the Indenture Trustee and the Noteholders and their respective successors and permitted assigns.
     The parties hereto hereby agree that all rights of the Trust under this Agreement are pledged by the Trust to the Indenture Trustee under the Indenture, and that the Indenture Trustee on behalf of the Noteholders has the right to directly enforce all rights of the Trust under this Agreement.
     SECTION 9.10 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
     SECTION 9.11 Rights and Immunities. All privileges, rights and immunities given to each of the Indenture Trustee and the Administrator in the Indenture are hereby extended to and applicable to the Indenture Trustee’s and the Administrator’s obligations, respectively, hereunder. Without limiting the foregoing, for all purposes of this Agreement, in the performance of any duties or obligations of the Administrator hereunder, the Administrator shall be entitled to the benefits of the terms and provisions of Article VI of the Indenture. The Servicer agrees to the provisions of Sections 6.15 and 6.16 of the Indenture, including the indemnification provided therein.
     SECTION 9.12 Inconsistencies Among Transaction Documents. In the event certain provisions of a Transaction Document conflict with the provisions of this Sale and Servicing Agreement, the parties hereto agree that the provisions of this Sale and Servicing Agreement shall be controlling.
     SECTION 9.13 [RESERVED].

     SECTION 9.14 Limitation on Voting of Preferred Stock. The Indenture Trustee shall hold all of the preferred stock (“Preferred Stock”) of the Depositor in trust, for the benefit of the Noteholders, and during the continuance of a Servicer Termination Event, shall vote such stock only pursuant to the written instructions of the Majority Noteholder. The Indenture Trustee shall not permit a transfer of any of the Preferred Stock to HSBC Finance or any of its Affiliates. Concurrently with any transfer of the Home Equity Loans to the Servicer pursuant to Section 8.01, the Indenture Trustee shall transfer to the Depositor for cancellation all shares of Preferred Stock held by the Indenture Trustee.
     SECTION 9.15 Perfection Representations. The Perfection Representations shall be a part of this Agreement for all purposes.
     SECTION 9.16 Limitation of Liability. It is understood by each party hereto that the sole recourse of each party hereto in respect of the obligations of the Trust hereunder and under the other Transaction Documents to which it is a party shall be to the assets of the Trust. In addition, [                     ] (“[                      ]”) is entering into this Agreement and the other Transaction Documents to which the Trust is a party solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and in no case shall [                    ] (or any Person acting as successor trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Trust hereunder or thereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party.
     SECTION 9.17 Inspection of Mortgage Files. Following the time that the Mortgage Files have been delivered to the Indenture Trustee upon reasonable prior notice and during regular business hours, the Indenture Trustee shall permit representatives of applicable state regulatory agencies to inspect the Mortgage Files on the Indenture Trustee’s premises or shall provide such documents at such places required by state regulations, including the offices of the Subservicers. Any loss incurred by the Indenture Trustee in fulfilling such obligations shall be paid by the Servicer.

ARTICLE X
ADMINISTRATION OF ISSUER
     SECTION 10.01 Administrative Duties.
     (a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 3.1, 3.3, 3.4, 3.5, 3.6, 3.7, 3.9, 3.16, 3.17, 7.3, 8.6, 9.2, 9.3, 11.1 and 11.15 of the Indenture.
     (b) Duties with Respect to the Issuer.
     (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Transaction Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee, or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee, to prepare, file or deliver pursuant to this Agreement or any of the Transaction Documents or under state and federal tax and securities laws, and shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to this Agreement or any of the Transaction Documents, including, without limitation, pursuant to Section 2.8 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Owner Trust Estate (as defined in the Trust Agreement) (including the Transaction Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.
     (ii) Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee, the Indenture Trustee and the Administrator in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Transferor as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee, the Indenture Trustee or the Administrator pursuant to such provision.
     (iii) Notwithstanding anything in this Agreement or the Transaction Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer or the Depositor set forth in Section 5.5 of the Trust Agreement with respect to, among other things, accounting and reports to the Transferor (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer, the Depositor shall retain responsibility under the Trust Agreement for the distribution of the Schedule K-1s, if any, necessary to enable the Transferor to prepare its federal and state income tax returns.
     (iv) The Servicer shall perform the duties of the Depositor specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Transaction Documents.
     (v) The Servicer, on behalf of the Depositor, shall direct the Issuer to request the tender of all or a portion of the Notes in accordance with the Indenture or this Agreement.
     (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer’s opinion, no less favorable to the Issuer in any material respect.
     (vii) The Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to Section 7.8 of the Trust Agreement.
     (c) Tax Matters. The Servicer shall prepare and file, or cause to be prepared and filed, on behalf of the Depositor, all required tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Article V of the Trust Agreement, including without limitation Form 1099. All tax returns will be signed by the Depositor.
     (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article X unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and the Indenture Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include:
     (i) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Home Equity Loans);
     (ii) the appointment of successor Note Registrars, successor Note Paying Agents, successor Administrators and successor Indenture Trustees pursuant to the Indenture or the consent to the assignment by the Note Registrar, Note Paying Agent, Administrator or Indenture Trustee of its obligations under the Indenture; and
     (iii) the removal of the Indenture Trustee.

     (e) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the Transaction Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or the Transferor under the Transaction Documents, (2) sell any of the assets of the Trust, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.
     (f) Neither the Indenture Trustee nor any successor Servicer shall be responsible for any obligations or duties of a predecessor Servicer under this Section 10.1.
     SECTION 10.02 Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer and the Indenture Trustee at any time during normal business hours.
     SECTION 10.03 Additional Information to be Furnished to the Trust. The Servicer shall furnish to the Issuer, the Administrator and the Indenture Trustee, from time to time such additional information regarding the Owner Trust Estate as the Issuer, the Administrator and the Indenture Trustee shall reasonably request.

ARTICLE XI
EXCHANGE ACT REPORTING
     SECTION 11.01 Regulation AB.
          The Depositor, the Servicer, the Indenture Trustee and the Administrator acknowledge and agree that the purpose of this Section 11.01 is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. The Servicer, the Indenture Trustee and the Administrator acknowledge that interpretations of the Commission or its staff of the requirements of Regulation AB may change over time, and accordingly, each agrees to comply with requests made by the Depositor or the Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Servicer, the Indenture Trustee and the Administrator shall cooperate fully with the Depositor and the Issuer to deliver to the Depositor and the Issuer (including the Servicer and any other assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Depositor or the Servicer to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Subservicer, the Indenture Trustee, the Administrator and the Home Equity Loans, or the servicing of the Home Equity Loans, reasonably believed by the Depositor or the Servicer to be necessary in order to effect such compliance.
     SECTION 11.02 Information to Be Provided by the Indenture Trustee and the Administrator.
          For so long as the Issuer is required to report under the Exchange Act, each of the Indenture Trustee and the Administrator shall (i) on or before the fifth Business Day of each month, provide to the Servicer, in writing, such information regarding the Indenture Trustee or the Administrator, as applicable, as is requested by the Servicer for the purpose of compliance with Items 1117 and 1119 of Regulation AB; provided, however, that neither the Indenture Trustee nor the Administrator shall be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee or the Administrator, as applicable, to the Servicer, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee or the Administrator, as applicable, of any changes to such information, provide to the Servicer, in writing, such updated information.

     IN WITNESS WHEREOF, the following have caused their names to be signed by their respective officers thereunto duly authorized, as of the day and year first above written, to this Sale and Servicing Agreement.

HSBC HOME EQUITY LOAN TRUST (USA) 200_-_, as
Trust

By: [ ], not in its individual capacity but solely as Owner Trustee

By:

Name:
Title:
Signature Pages to
Sale and Servicing Agreement

HSBC FINANCE CORPORATION,
as Servicer

By:

Name:
Title:
Signature Pages to
Sale and Servicing Agreement

HSBC HOME EQUITY LOAN CORPORATION I,
as Depositor

By:

Name:
Title:
Signature Pages to
Sale and Servicing Agreement

[ ],
as Administrator

By:

Name:
Title:
Signature Pages to
Sale and Servicing Agreement

[ ],
not in its individual capacity, but solely as
Indenture Trustee

By:

Name:
Title:
Signature Pages to
Sale and Servicing Agreement

THE STATE OF	)
)
COUNTY OF	)
     BEFORE ME, on                     , the undersigned authority, a Notary Public, on this day personally appeared                                         , known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said [                               ] not in its individual capacity but in its capacity as Owner Trustee of HSBC Home Equity Loan Trust 200_-_, as the Trust, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

Notary Public, State of

THE STATE OF	)
)
COUNTY OF	)
     BEFORE ME, on                                         , the undersigned authority, a Notary Public, on this day personally appeared                                         , known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said HSBC Finance Corporation, as the Servicer, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

Notary Public, State of
Signature Pages to
Sale and Servicing Agreement

THE STATE OF	)
)
COUNTY OF	)
     BEFORE ME, on                    , the undersigned authority, a Notary Public, on this day personally appeared                     , known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said HSBC Home Equity Loan Corporation I, as the Depositor, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

Notary Public, State of
Signature Pages to
Sale and Servicing Agreement

THE STATE OF	)
)
COUNTY OF	)
     BEFORE ME, on                                         , the undersigned authority, a Notary Public, on this day personally appeared                                         , known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said [                      ], as the Administrator, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

Notary Public, State of
Signature Pages to
Sale and Servicing Agreement

THE STATE OF	)
)
COUNTY OF	)
     BEFORE ME, on                                         , the undersigned authority, a Notary Public, on this day personally appeared                                         , known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said [                               ], not in its individual capacity, but solely as Indenture Trustee, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

Notary Public, State of
Signature Pages to
Sale and Servicing Agreement

SCHEDULE 1
PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS
The Depositor hereby represents, warrants, and covenants to the Indenture Trustee as to itself and the Sellers as follows on the Closing Date and on each Payment Date thereafter:
General
     1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Home Equity Loans in favor of the Indenture Trustee, and the Indenture creates a valid and continuing security interest (as defined in the applicable UCC), each of which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Depositor.
     2. The Home Equity Loans constitute “general intangibles” or “instruments” within the meaning of the applicable UCC.
     3. The Collection Account and all subaccounts thereof constitute either a deposit account or a securities account.
     4. To the extent that payments and collections received or made with respect to the Home Equity Loans constitute securities entitlements, such payments and collections have been and will have been credited to the Collection Account. The securities intermediary for the Collection Account has agreed to treat all assets credited to the Collection Account as “financial assets” within the meaning of the applicable UCC.
Creation
     5. The Depositor owns and has good and marketable title to the Home Equity Loans free and clear of any Lien, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.
     6. The Depositor has received all consents and approvals to the sale of the Home Equity Loans hereunder to the Trust required by the terms of the Home Equity Loans that constitute instruments.
     7. To the extent the Collection Account or subaccounts thereof constitute securities entitlements, certificated securities or uncertificated securities, the Depositor has received all consents and approvals required to transfer to the Indenture Trustee its interest and rights in the Collection Account hereunder.

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Perfection
     8. The Depositor has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Home Equity Loans from the Depositor to the Trust, the security interest in the Home Equity Loans granted to the Trust hereunder, the pledge of the Home Equity Loans from the Trust to the Indenture Trustee, and the security interest in the Home Equity Loans granted to the Indenture Trustee under the Indenture.
     9. With respect to the Collection Account and all subaccounts that constitute deposit accounts, either:
(i) the Depositor has delivered to the Indenture Trustee a fully-executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in the Collection Account without further consent by the Depositor; or
(ii) the Depositor has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Collection Account.
     10. With respect to the Collection Account or subaccounts thereof that constitute securities accounts or securities entitlements, either:
(i) the Depositor has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collection Account granted by the Depositor to the Trust and by the Trust to the Indenture Trustee; or
(ii) the Depositor has delivered to the Indenture Trustee a fully-executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Collection Account without further consent by the Depositor; or
(iii) the Depositor has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in the Collection Account.
Priority
     11. Other than the transfer of the Transferred Assets to the Trust under the Transfer Agreement, the transfer of the Home Equity Loans to the Depositor under the Home Equity Loan Purchase Agreement and the transfer of the Home Equity Loans to the Trust pursuant to this Agreement, neither the Depositor nor the Sellers have pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Home Equity Loans. Neither the Depositor nor the Sellers have authorized the filing of, or are aware of any financing statements against the Depositor or any of the Sellers that include a description of collateral covering the Home Equity

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Loans other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.
     12. The Depositor is not aware of any judgment, ERISA or tax lien filings against either the Depositor or any of the Sellers.
     13. The Sellers have in their possession all original copies of the Mortgage Notes that constitute or evidence the Home Equity Loans. To the Depositor’s knowledge, none of the instruments that constitute or evidence the Home Equity Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trust. All financing statements filed or to be filed against the Depositor and the Sellers in favor of the Indenture Trustee in connection herewith describing the Home Equity Loans contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee.”
     14. Neither the Collection Account nor any subaccount thereof is in the name of any person other than the Depositor or the Indenture Trustee as trustee under the Indenture or in the name of its nominee. The Depositor has not consented for the securities intermediary of the Collection Account to comply with entitlement orders of any person other than the Indenture Trustee.
     15. Survival of Perfection Representations. Notwithstanding any other provision of this Agreement or any other transaction document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or Indenture Trustee or termination of the Servicer’s or Indenture Trustee’s rights to act as such) until such time as all obligations under this Agreement have been finally and fully paid and performed.
     16. No Waiver. The parties to this Agreement (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the Perfection Representations, and (ii) shall provide the Rating Agencies with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.
     17. Servicer to Maintain Perfection and Priority. The Servicer covenants that, in order to evidence the interests of the Depositor, the Trust and the Indenture Trustee under this Agreement, the Servicer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first priority interest, the Indenture Trustee’s security interest in the Home Equity Loans. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Indenture Trustee for the Indenture Trustee to authorize (based in reliance on the Opinion of Counsel hereinafter provided for) the Servicer to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and

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perfect the Indenture Trustee’s security interest in the Home Equity Loans as a first-priority interest (each a “Filing”). The Servicer shall present each such Filing to the Indenture Trustee together with (x) an Opinion of Counsel to the effect that such Filing is (i) consistent with grant of the security interest to the Trust pursuant to Section 2.01 of this Agreement and the grant of the security interest to the Indenture Trustee pursuant to the Indenture, (ii) satisfies all requirements and conditions to such Filing in this Agreement and (iii) satisfies the requirements for a Filing of such type under the Uniform Commercial Code in the applicable jurisdiction (or if the Uniform Commercial Code does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for the Indenture Trustee’s signature. Upon receipt of such Opinion of Counsel and form of authorization, the Indenture Trustee shall promptly authorize in writing the Servicer to, and the Servicer shall, effect such Filing under the Uniform Commercial Code without the signature of the Depositor or the Trust or the Indenture Trustee where allowed by applicable law. Notwithstanding anything else in the transaction documents to the contrary, the Servicer shall not have any authority to effect a Filing without obtaining written authorization from the Indenture Trustee.

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SCHEDULE 2
SELLERS
[Beneficial California Inc.
Beneficial Consumer Discount Company
Beneficial Delaware Inc.
Beneficial Florida Inc.
Beneficial Hawaii Inc.
Beneficial Homeowner Service Corporation
Beneficial Illinois Inc.
Beneficial Indiana Inc.
Beneficial Iowa Inc.
Beneficial Kentucky Inc.
Beneficial Loan & Thrift Co.
Beneficial Maine Inc.
Beneficial Massachusetts Inc.
Beneficial Michigan Inc.
Beneficial Montana Inc.
Beneficial Mortgage Co. of Arizona
Beneficial Mortgage Co. of Colorado
Beneficial Mortgage Co. of Connecticut
Beneficial Mortgage Co. of Georgia
Beneficial Mortgage Co. of Idaho
Beneficial Mortgage Co. of Kansas, Inc.
Beneficial Mortgage Co. of Louisiana
Beneficial Mortgage Co. of Maryland
Beneficial Mortgage Co. of Missouri, Inc.
Beneficial Mortgage Co. of Nevada
Beneficial Mortgage Co. of New Hampshire
Beneficial Mortgage Co. of North Carolina
Beneficial Mortgage Co. of Rhode Island
Beneficial Mortgage Co. of South Carolina
Beneficial Mortgage Co. of Utah
Beneficial Mortgage Co. of Virginia
Beneficial Mortgage Corporation
Beneficial Nebraska Inc.
Beneficial New Jersey Inc.
Beneficial New Mexico Inc.
Beneficial Ohio Inc.
Beneficial Oklahoma Inc.
Beneficial Oregon Inc.
Beneficial South Dakota Inc.
Beneficial Tennessee Inc.
Beneficial Texas Inc.

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Beneficial Washington Inc.
Beneficial West Virginia, Inc.
Beneficial Wisconsin Inc.
Beneficial Wyoming Inc.
Household Finance Consumer Discount Company
Household Finance Corporation II
Household Finance Corporation III
Household Finance Corporation of Alabama
Household Finance Corporation of California
Household Finance Corporation of West Virginia
Household Finance Industrial Loan Company of Iowa
Household Finance Realty Corporation of Nevada
Household Finance Realty Corporation of New York
Household Financial Center Inc.
Household Industrial Finance Company
Household Realty Corporation
Mortgage One Corporation]

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EXHIBIT A
HOME EQUITY LOAN SCHEDULE
[On file with the Indenture Trustee]

A-1

EXHIBIT B
FORM OF NOTES
[Attached as Exhibit A to the Indenture]

B-1

E-1